UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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NL Industries, Inc.
(Name of Registrant as Specified in Its Charter)

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NL Industries, Inc. Three Lincoln Centre 5430 LBJ Freeway Suite 1700 Dallas, Texas 75240-2697

March 29, 2017

To Our Shareholders:

You are cordially invited to attend the 2017 annual meeting of shareholders of NL Industries, Inc., which will be held on Thursday, May 18, 2017, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  The matters to be acted upon at the meeting are described in the attached notice of annual meeting of shareholders and proxy statement.
Whether or not you plan to attend the meeting, please cast your vote as instructed on your proxy card or notice of internet availability of proxy materials as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.  Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the inspector of election as provided in our by-laws.
Sincerely,

Robert D. Graham
Chairman of the Board, President and Chief Executive Officer

NL Industries, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240‑2697

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 18, 2017

To the Shareholders of NL Industries, Inc.:

The 2017 annual meeting of shareholders of NL Industries, Inc. will be held on Thursday, May 18, 2017, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697, for the following purposes:
1.	to elect the six director nominees named in the proxy statement to serve until the 2018 annual meeting of shareholders;
2.	to approve on an advisory basis our named executive officer compensation;
3.	to approve, on a nonbinding advisory basis, an annual frequency for shareholders to approve executive compensation; and
4.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The close of business on March 20, 2017 has been set as the record date for the meeting.  Only holders of our common stock at the close of business on the record date are entitled to notice of and to vote at the meeting.  A complete list of shareholders entitled to vote at the meeting will be available for examination during normal business hours by any of our shareholders, for purposes related to the meeting, for a period of ten days prior to the meeting at our corporate offices.
You are cordially invited to attend the meeting.  Whether or not you plan to attend the meeting, please cast your vote as instructed on the proxy card or notice of internet availability of proxy materials as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.
By Order of the Board of Directors,
A. Andrew R. Louis, Secretary

Dallas, Texas
March 29, 2017

Important Notice Regarding the Availability of Proxy Materials for the
Annual Shareholder Meeting to Be Held on May 18, 2017.

The proxy statement and annual report to shareholders (including NL's Annual Report on Form 10-K for the fiscal year ended December 31, 2016) are available at www.nl-ind.com/annualmeeting.

Page
TABLE OF CONTENTS
TABLE OF CONTENTS
GLOSSARY OF TERMS
GENERAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
CONTROLLING SHAREHOLDER
SECURITY OWNERSHIP
Ownership of NL
Ownership of Related Companies
PROPOSAL 1: ELECTION OF DIRECTORS
Nominees for Director
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
Controlled Company Status, Director Independence and Committees
2016 Meetings and Standing Committees of the Board of Directors
Audit Committee
Management Development and Compensation Committee
Risk Oversight
Identifying and Evaluating Director Nominees
Leadership Structure of the Board of Directors and Independent Director Meetings
Shareholder Proposals and Director Nominations for the 2018 Annual Meeting of Shareholders
Communications with Directors
Compensation Committee Interlocks and Insider Participation
Code of Business Conduct and Ethics
Corporate Governance Guidelines
Availability of Corporate Governance Documents
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS AND OTHER INFORMATION
Compensation Discussion and Analysis
Compensation Committee Report
2016 Grants of Plan-Based Awards
No Outstanding Equity Awards at December 31, 2016
No Option Exercises or Stock Vested
Pension Benefits
Nonqualified Deferred Compensation
Director Compensation
Compensation Policies and Practices as They Relate to Risk Management
Compensation Consultants
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND TRANSACTIONS
Related Party Transaction Policy
Relationships with Related Parties
Intercorporate Services Agreements
Risk Management Program
Tax Matters
Related Party Loans for Cash Management Purposes
Secured Loan from Valhi
Data Recovery Program
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS
Independent Registered Public Accounting Firm
Fees Paid to PricewaterhouseCoopers LLP
Preapproval Policies and Procedures
PROPOSAL 2:NONBINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION
Background
Say-on-Pay Proposal
Effect of the Proposal
Vote Required
PROPOSAL 3:  NONBINDING ADVISORY PREFERRED FREQUENCY FOR SHAREHOLDERS TO CONSIDER APPROVING EXECUTIVE COMPENSATION
Background of this Proposal
Say-When-on-Pay Proposal
Effect of the Proposal
Vote Required
OTHER MATTERS
2016 ANNUAL REPORT ON FORM 10-K
SHAREHOLDERS SHARING THE SAME ADDRESS
REQUEST COPIES OF THE 2016 ANNUAL REPORT AND THIS PROXY STATEMENT

-i-

GLOSSARY OF TERMS
"brokerage firm or other nominee" means a brokerage firm or other nominee such as a banking institution, custodian, trustee or fiduciary (other than our transfer agent, Computershare) through which a shareholder holds its shares of our common stock.
broker/nominee non-vote" means a non-vote by a brokerage firm or other nominee for shares held for a client's account for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter and has not received instructions from the client.
"Computershare" means Computershare Trust Company, N.A., our stock transfer agent and registrar.
"CompX" means CompX International Inc., our publicly held subsidiary that manufactures security products and recreational marine components.
"Contran" means Contran Corporation, the parent corporation of our consolidated tax group.
"Dixie Rice" means Dixie Rice Agricultural L.L.C., one of our parent companies.
"EWI" means EWI RE, Inc., a reinsurance brokerage and risk management corporation wholly owned by us.
"Family Trust" means the Harold C. Simmons Family Trust No. 2, of which Lisa K. Simmons and Serena Simmons Connelly are co-trustees.
"independent directors" means the following directors:  Keith R. Coogan, John E. Harper, Cecil H. Moore, Jr., and Thomas P. Stafford.
"ISA" means an intercorporate services agreement between Contran and a related company pursuant to which employees of Contran provide certain services, including executive officer services, to such related company on an annual fixed fee basis.
"Kronos Worldwide" means Kronos Worldwide, Inc., a publicly held international manufacturer of titanium dioxide products in which we have a significant investment and that we account for on our financial statements using the equity method.
"named executive officer" means any person named in the 2016 Summary Compensation Table in this proxy statement.
"NL," "us," "we" or "our" means NL Industries, Inc.
"NYSE" means the New York Stock Exchange.
"NLKW" means NLKW Holding, LLC, a wholly-owned subsidiary of ours.
"PCAOB" means the Public Company Accounting Oversight Board, a private sector, non-profit corporation that oversees auditors of U.S. public companies.
"PwC" means PricewaterhouseCoopers LLP, our independent registered public accounting firm.
"record date" means the close of business on March 20, 2017, the date our board of directors set for the determination of shareholders entitled to notice of and to vote at the 2017 annual meeting of our shareholders.
"RPT" means the NL Industries, Inc. Policy Regarding Related Party Transactions dated June 2, 2015.
"Say-on-Pay" means the second proposal in this proxy statement for a nonbinding advisory vote for the consideration of our shareholders to approve the compensation of our named executive officers as such proposal is described and as such compensation is disclosed in this proxy statement.
"Say-When-on-Pay" means the third proposal in this proxy statement for a nonbinding advisory vote for the consideration of our stockholders on how often we should include a Say-on-Pay proposal in our proxy materials for future annual stockholder meetings as such proposal is described in this proxy statement.
 "SEC" means the U.S. Securities and Exchange Commission.
"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.
"shareholder of record" means a shareholder of our common stock who holds shares in its name in certificate form or electronically with our transfer agent, Computershare.
"Tall Pines" means Tall Pines Insurance Company, an indirect wholly owned captive insurance subsidiary of Valhi.
"Valhi" means Valhi, Inc., our publicly held parent corporation that is a diversified holding company of which CompX and Kronos Worldwide are also subsidiaries.
"VHC" means Valhi Holding Company, one of our parent corporations.
-ii-

NL Industries, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240‑2697

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2017 annual meeting of shareholders to be held on Thursday, May 18, 2017, and at any adjournment or postponement of the meeting.  We are furnishing our proxy materials to holders of our common stock as of the close of business on March 20, 2017. We began distributing a notice of internet availability of our proxy materials on or about March 29, 2017 to the holders of our common stock who hold their shares through a brokerage firm or other nominee (such as a banking institution, custodian, trustee or fiduciary) and not through our transfer agent, Computershare.  We will begin mailing our 2017 annual meeting materials to the record holders of our common stock (shares held in the shareholder's name in certificate form or electronically with Computershare, our transfer agent, and not through a brokerage firm or other nominee) on or about April 6, 2017.  Our mailed materials include:
•	the accompanying notice of the 2017 annual meeting of shareholders;
•	this proxy statement;
•	our 2016 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and
•
the proxy card (or voting instruction form if you hold your shares through a brokerage firm or other nominee and not in your name in certificate form or electronically with our transfer agent, Computershare).

We are furnishing our 2016 annual report to all of our shareholders entitled to vote at the 2017 annual meeting.  We are not incorporating the 2016 annual report into this proxy statement and you should not consider the annual report as proxy solicitation material.  The accompanying notice of annual meeting of shareholders sets forth the time, place and purposes of the meeting.  Our principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240‑2697.
Please refer to the Glossary of Terms on page ii for the definitions of certain terms used in this proxy statement.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:	What is the purpose of the annual meeting?
A:	At the annual meeting, shareholders will vote on the following, as described in this proxy statement:
•	Proposal 1 – the election of the six director nominees named in this proxy statement;
•	Proposal 2 –the adoption of a nonbinding advisory resolution that approves the named executive officer compensation described in this proxy statement (Say-on-Pay).
•	Proposal 3 – the approval, on a nonbinding advisory basis, of the preferred frequency shareholders will consider approving executive compensation (Say-When-on-Pay).
In addition, shareholders will vote on any other matter that may properly come before the meeting.

Q:	How does the board recommend that I vote?
A:	The board of directors recommends that you vote FOR:
•	each of the nominees for director named in this proxy statement;
•	the approval and adoption of proposal 2 (Say-on-Pay); and
•	as set forth in proposal 3 (Say-When-on-Pay), the approval of an annual Say-on-Pay, as compared to every other year or every three years.
Q: Who is allowed to vote at the annual meeting?
A:
The board of directors has set the close of business on March 20, 2017 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.  Only holders of our common stock as of the close of business on the record date are entitled to vote at the meeting.  On the record date, 48,705,884 shares of our common stock were issued and outstanding.  Each share of our common stock entitles its holder to one vote.

Q:	If I hold my shares through a brokerage firm or other nominee, why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?
A:
We are using the SEC notice and access rules to furnish proxy materials over the internet to our shareholders who hold our common stock through a brokerage firm or other nominee.  If you hold your shares through a brokerage firm or other nominee, you can find instructions on how to access and review the proxy materials, and how to vote over the internet, on the notice of internet availability of proxy materials that you received.  The notice also contains instructions on how you can receive a paper copy of this proxy statement, our 2016 Annual Report to Shareholders and a voting instruction form.

Q:	If I hold my shares through a brokerage firm or other nominee, how may I vote in person at the annual meeting?
A:
If you wish to vote in person at the annual meeting, you will need to follow the instructions on your notice of internet availability of proxy materials on how to obtain the appropriate documents to vote in person at the meeting.

Q: How do I vote if I am a shareholder of record?
A:
If you hold shares of our common stock in your name in certificate form or electronically with our transfer agent, Computershare, and not through a brokerage firm or other nominee, you are a shareholder of record.  As a shareholder of record, you may:

•	vote over the internet at www.investorvote.com/NL;
•	vote by telephone using the voting procedures set forth on your proxy card;
•	instruct the agents named on your proxy card how to vote your shares by completing, signing and mailing the enclosed proxy card in the envelope provided; or
•	vote in person at the annual meeting.
Q:
What are the consequences if I am a shareholder of record and I execute my proxy card but do not indicate how I would like my shares voted for one or more of the director nominees named in this proxy statement, proposal 2 (Say-on-Pay) or proposal 3 (Say-When-on–pay)?

A:
If you are a shareholder of record (shares held in the shareholder's name in certificate form or electronically with Computershare, our transfer agent, and not through a brokerage firm or other nominee), the agents named on your proxy card will vote your shares on such uninstructed nominee or proposals as recommended by the board of directors in this proxy statement.

Q:	If I do not want to vote my shares in person at the annual meeting, how do I vote if my shares are held through a brokerage firm or other nominee?
A:
If your shares are held through a brokerage firm or other nominee, you must follow the instructions from your brokerage firm or other nominee on how to vote your shares.  In order to ensure your brokerage firm or other nominee votes your shares in the manner you would like, you must provide voting instructions to your brokerage firm or other nominee by the deadline provided in the materials you received from your brokerage firm or other nominee.

Brokerage firms or other nominees may not vote your shares on the election of a director nomine, proposal 2 (Say-on-Pay) or proposal 3 (Say-When-on-Pay) in the absence of your specific instructions as to how to vote.  We encourage you to provide instructions to your brokerage firm or other nominee regarding the voting of your shares.  If you do not instruct your brokerage firm or other nominee how to vote with respect to the election of a director nominee, proposal 2 (Say-on-Pay) or proposal 3 (Say-When-on-Pay), your brokerage firm or other nominee may not vote with respect to the election of such director nominee, on proposal 2 (Say-on-Pay) or on proposal 3 (Say-When-on-Pay) and your vote will be counted as a "broker/nominee non-vote."  "Broker/nominee non-votes" are non-votes by a brokerage firm or other nominee for shares held in a client's account for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter and has not received instructions from the client.  How we treat broker/nominee non-votes is separately described in each of the answers below regarding what constitutes a quorum and the requisite votes necessary to elect a director nominee, approve proposal 2 (Say-on-Pay) or approve proposal 3 (Say-When-on-Pay).
Q: Who will count the votes?
A:
The board of directors has appointed Computershare, our transfer agent and registrar, to ascertain the number of shares represented, tabulate the vote and serve as inspector of election for the meeting.

Q: Is my vote confidential?
A:	Yes. All proxy cards, ballots or voting instructions delivered to Computershare will be kept confidential in accordance with our by-laws.
Q: How do I change or revoke my proxy instructions if I am a shareholder of record?
A:	If you are a shareholder of record, you may change or revoke your proxy instructions in any of the following ways:
•	delivering to Computershare a written revocation;
•	submitting another proxy card bearing a later date;
•	changing your vote on www.investorvote.com/NL;
•	using the telephone voting procedures set forth on your proxy card; or
•	voting in person at the annual meeting.
Q:	How do I change or revoke my voting instructions if my shares are held through a brokerage firm or other nominee?
A:
If your shares are held through a brokerage firm or other nominee, you must follow the instructions from your brokerage firm or other nominee on how to change or revoke your voting instructions or how to vote in person at the annual meeting.

Q: What constitutes a quorum?
A:	A quorum is the presence, in person or by proxy, of the holders of shares of our common stock entitled to cast a majority of the votes at the meeting.
Shares that are voted "abstain" or "withheld" are counted as present and entitled to cast a vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting.

As already discussed in the previous answer regarding how to vote shares held through a brokerage firm or other nominee, there are no proposals for the 2017 annual meeting that would allow a brokerage firm or nominee to cast a vote on uninstructed shares.  If a brokerage firm or other nominee receives no instruction for the election of any director nominee and proposal 2 (Say-on-Pay) and proposal 3 (Say-When-on-Pay), such uninstructed shares will be counted as not entitled to cast a vote and are, therefore, not considered for purposes of determining whether a quorum is present at the annual meeting.  If a brokerage firm or other nominee receives instructions on the election of any director nominee, proposal 2 (Say-on-Pay) or proposal 3 (Say-When-on-Pay), such instructed shares will be counted as present and entitled to cast a vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting.
Valhi directly held approximately 82.9% of the outstanding shares of our common stock as of the record date.  Valhi has indicated its intention to have its shares of our common stock represented at the meeting.  If Valhi attends the meeting in person or by proxy, the meeting will have a quorum present.
Q:	Assuming a quorum is present, what vote is required to elect a director nominee?
A:
A plurality of the votes cast is necessary to elect each director nominee.  You may indicate on your proxy card or in your voting instructions that you desire to withhold authority to vote for any of the director nominees.  Since director nominees need only receive the plurality of the votes cast to be elected, a vote withheld or a broker/nominee non-vote regarding a particular nominee will not affect the election of such director nominee.

Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement.  If Valhi attends the meeting in person or by proxy and votes as indicated, the shareholders will elect all of the nominees named in this proxy statement to the board of directors.
Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 2 (Say-on-Pay)?
A:
The shareholder resolution contained in this proposal provides that a majority of the nonbinding votes cast at the 2017 annual meeting by the holders of our common stock and entitled to vote on the matter shall be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement.  Abstentions and broker/nominee non-votes will have no effect on this proposal.

Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR this nonbinding advisory proposal.  If Valhi attends the meeting in person or by proxy and votes as indicated, the shareholders will, by a nonbinding advisory vote, approve this proposal.
Q:	Assuming a quorum is present, what vote is required to approve a certain frequency of future Say-on-Pay proposals in proposal 3 (Say-When-on-Pay)?
A:
Because there are multiple choices and this proposal is a nonbinding advisory vote, there is no minimum requisite vote under our certificate of incorporation, our by-laws or New Jersey law to approve a certain frequency of future Say-on-Pay proposals.  Accordingly, if you indicate on your proxy card that you approve one of the options other than abstain, we will deem that you consent that a plurality of the affirmative votes cast will determine the preferred frequency of future Say-on-Pay proposals, subject to the right of our board of directors to decide that it is in the best interests of us and our shareholders to hold a nonbinding advisory vote more or less frequently than the option our shareholders choose by a plurality of the affirmative votes.  Since this proposal needs only receive the plurality of affirmative votes cast at the meeting by our shareholder represented and entitled to vote to approve the preferred frequency of future Say-on-Pay proposals, an abstention or a broker/nominee non-vote on this proposal will have no effect on the outcome of this proposal.

Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR an annual nonbinding advisory vote on our named executive officer compensation.  If Valhi attends the meeting in person or by proxy and votes as indicated, the shareholders will, by a nonbinding advisory vote, approve an annual nonbinding advisory vote on our named executive officer compensation.

Assuming a quorum is present, what vote is required to approve any other matter to come before the meeting?
A:
Except as our certificate of incorporation and applicable laws may otherwise provide, the approval of any other matter that may properly come before the meeting requires a majority of the votes cast at the meeting by the holders of our common stock and entitled to vote on the matter.  Abstentions will be counted as not having cast a vote and will have no effect on such other matter.

Q:	If I am a shareholder of record, how will the agents named on my proxy card vote on any other matter to come before the meeting?
A:
If you are a shareholder of record and to the extent allowed by applicable law, the agents named on your proxy card will vote in their discretion on any other matter that may properly come before the meeting.

Q: Who will pay for the cost of soliciting the proxies?
A:
We will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to shareholders.  In addition to the solicitation by mail, our directors, officers and regular employees may solicit proxies by telephone or in person for which such persons will receive no additional compensation.  Upon request, we will reimburse brokerage firms or other nominees for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of our common stock that hold such stock in accounts with such entities.

CONTROLLING SHAREHOLDER
Valhi is the direct holder of approximately 82.9% of the outstanding shares of our common stock as of the record date.  Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement, FOR proposal 2 (Say-on-Pay) and, with respect to proposal 3, approve an annual Say-on-Pay (Say-When-on-Pay), as compared to every other year or every three years.  If Valhi attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the shareholders will elect all of the nominees named in this proxy statement to the board of directors, will approve proposal 2 and, with respect to proposal 3, will approve an annual Say-on-Pay.
SECURITY OWNERSHIP
Ownership of NL.  The following table and footnotes set forth as of the record date the beneficial ownership, as defined by regulations of the SEC, of our common stock held by each individual, entity or group known to us to own beneficially more than 5% of the outstanding shares of our common stock, each director, each named executive officer (including two former executive officers) and all of our current directors and executive officers as a group.  See footnote 3 below for information concerning the relationships of certain individuals and entities that may be deemed to own indirectly and beneficially more than 5% of the outstanding shares of our common stock.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.
	NL Common Stock (1)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (2)

5% Shareholders:

Harold C. Simmons Family Trust No. 2; Lisa K. Simmons and Serena Simmons Connelly as co-trustees	40,389,531	(3)(4)	82.9%

Serena Simmons Connelly	500		*

Directors and Named Executive Officers

Keith R. Coogan	2,000	(5)	*
Loretta J. Feehan	5,000	(5)	*
Robert D. Graham	5,000	(5)	*
John E. Harper	2,000	(5)	*
Cecil H. Moore, Jr.	14,500	(5)	*
Thomas P. Stafford	16,500	(5)	*

Kelly D. Luttmer	-0-	(5)	-0-
Bobby D. O'Brien	-0-	(5)(6)	-0-
Courtney J. Riley	-0-	(5)	-0-
Gregory M. Swalwell	-0-	(5)	-0-
Steven L. Watson	22,500	(5)(6)	*

Current directors and executive officers as a group (14 persons)	45,000	(5)	*

* Less than 1%.
(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act, and is not necessarily indicative of beneficial ownership for any other purpose.  Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names. The business address for each listed person or entity is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

(2)	The percentages set forth above and in the following footnotes are based on 48,705,884 shares of our common stock outstanding as of the record date.
(3)	The following is a description of certain related entities or persons that may be deemed to beneficially own outstanding shares of our common stock.

All of Contran's outstanding voting stock is held by the Family Trust or is held directly by Lisa K. Simmons and Serena Simmons Connelly or entities related to them.  As co-trustees of the Family Trust, each of Ms. Simmons and Ms. Connelly has the shared power to vote and direct the disposition of the shares of Contran stock held by the Family Trust, and Ms. Simmons and Ms. Connelly each has the power to vote and direct the disposition of the shares held directly by them and the entities related to them.  Ms. Simmons and Ms. Connelly are sisters and also serve as the co-chairs of the board of directors of Contran.
Contran is the sole owner of 100% of the outstanding shares of Valhi non-voting preferred stock.  Contran is also the holder of the sole membership interest of Dixie Rice and may be deemed to control Dixie Rice.  Dixie Rice is the direct holder of 100% of the outstanding common stock of VHC and may be deemed to control VHC.
Ms. Simmons and Ms. Connelly are related to the following entities that directly hold the following percentages of the outstanding shares of Kronos Worldwide common stock:
Valhi	50.0%
NLKW	30.4%
Contran	Less than 1%
Serena Simmons Connelly	Less than 1%

Ms. Simmons and Ms. Connelly directly hold, or are related to the following person or entity that directly holds, the following percentages of the outstanding shares of Valhi common stock (a):
VHC	92.6%
Serena Simmons Connelly	Less than 1%

(a)
We (including a wholly owned subsidiary of ours) and Kronos Worldwide own 14,372,970 shares and 1,724,916 shares, respectively, of Valhi common stock.  Since we and Kronos Worldwide are majority owned subsidiaries of Valhi, and pursuant to Delaware law, Valhi treats the shares of Valhi common stock that we and Kronos Worldwide own as treasury stock for voting purposes.  Pursuant to Section 13(d)(4) of the Securities Exchange Act, such shares are not deemed outstanding for the purposes of calculating the percentage ownership of the outstanding shares of Valhi common stock as of the record date in this proxy statement.

By virtue of the stock ownership in each of VHC, Dixie Rice and Contran, the role of Ms. Simmons and Ms. Connelly as co-trustees of the Family Trust, Ms. Simmons and Ms. Connelly being beneficiaries of the Family Trust, the direct holdings of Contran voting stock by each of Ms. Simmons and Ms. Connelly and entities related to them, and the positions as co-chairs of the Contran board by each of Ms. Simmons and Ms. Connelly, in each case as described above:
•	Ms. Simmons and Ms. Connelly may be deemed to control the Family Trust;
•	Ms. Simmons and Ms. Connelly may be deemed to control each of Contran, Dixie Rice, VHC, Valhi, Kronos Worldwide, CompX and us; and
•
Ms. Simmons, Ms. Connelly, Contran, Dixie Rice, VHC, Valhi, Kronos Worldwide and we may be deemed to possess indirect beneficial ownership of shares of common stock directly held by such entities, including any shares of our common stock.

Except for the 500 shares of our common stock she holds directly, Ms. Connelly disclaims beneficial ownership of all shares of our common stock, except to the extent of her pecuniary interest in such shares, if any.  Ms. Simmons disclaims beneficial ownership of all shares of our common stock, except to the extent of her pecuniary interest in such shares, if any.
(4)	The shares attributable to the Family Trust and co-trustees consist of shares held directly by the following entities
	NL Common Stock
Direct Holder	Shares	Percent of Class

Valhi	40,387,531	82.9%
Kronos Worldwide.	2,000	*
Total	40,389,531	82.9%

* Less than 1%
(5)	Each of our directors or executive officers disclaims beneficial ownership of any shares of our common stock, except to the extent he or she has a pecuniary interest in such shares, if any.
(6)	Stock ownership information for Mr. O'Brien and Mr. Watson is as of January 20, 2017 and May 26, 2016, respectively, the last day on which they served as one of our executive officers.

We understand that Contran and related entities or persons may consider acquiring or disposing of shares of our common stock through open market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of our common stock in the market, an assessment of our business and prospects, financial and stock market conditions and other factors deemed relevant by such entities.  We may similarly consider acquisitions of shares of our common stock and acquisitions or dispositions of securities issued by related entities.
Ownership of Related Companies.  Some of our directors and executive officers own equity securities of certain companies related to us.
Ownership of Kronos Worldwide and Valhi.  The following table and footnotes set forth the beneficial ownership, as of the record date, of the shares of Kronos Worldwide and Valhi common stock held by each of our current directors, each of the named executive officers (which include two former executive officers) and all of our current directors and executive officers as a group.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.
	Kronos Worldwide Common Stock			Valhi Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(2)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(3)

Keith R. Coogan	15,000	(4)	*	-0-	(4)	-0-
Loretta J. Feehan	5,500	(4)	*	5,000	(4)	*
Robert D. Graham	-0-	(4)	-0-	2,000	(4)	*
John E. Harper	1,500			-0-
Cecil H. Moore, Jr.	16,024	(4)	*	-0-	(4)	-0-
Thomas P. Stafford	21,309	(4)	*	-0-	(4)	-0-

Kelly D. Luttmer	-0-	(4)	-0-	-0-	(4)	-0-
Bobby D. O'Brien	19,582	(4)(5)	*	5,000	(4)(5)	*
Courtney J. Riley	-0-	(4)	-0-	-0-	(4)	-0-
Gregory M. Swalwell	-0-	(4)	-0-	3,498	(4)	*
Steven L. Watson	669,381	(4)(5)	*	93,238	(4)(5)	*

Current directors and executive officers as a group (14 persons)	59,333	(4)	*	10,498	(4)	*

* Less than 1%.
(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act, and is not necessarily indicative of beneficial ownership for any other purpose.  Except as otherwise noted, the listed individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.

(2)	The percentages are based on 115,894,098 shares of Kronos Worldwide common stock outstanding as of the record date.
(3)
The percentages are based on 339,158,949 shares of Valhi common stock outstanding as of the record date.  We (including a wholly owned subsidiary of ours) and Kronos Worldwide own 14,372,970 shares and 1,724,916 shares, respectively, of Valhi common stock.  Since we and Kronos Worldwide are majority owned subsidiaries of Valhi and pursuant to Delaware law, Valhi treats the shares of Valhi common stock that we and Kronos Worldwide own as treasury stock for voting purposes.  Pursuant to Section 13(d)(4) of the Securities Exchange Act, such shares are not deemed outstanding for the purposes of calculating the percentage ownership of the outstanding shares of Valhi common stock as of the record date in this proxy statement.

(4)
Each of our directors or executive officers disclaims beneficial ownership of any shares of Kronos Worldwide or Valhi common stock, except to the extent he or she has a pecuniary interest in such shares, if any.

(5)	Stock ownership information for Mr. O'Brien and Mr. Watson is as of January 20, 2017 and May 26, 2016, respectively, the last day on which they served as one of our executive officers.

Ownership of CompX.  The following table and footnotes set forth the beneficial ownership, as of the record date, of the CompX class A common stock held by each of our current directors, each of our named executive officers (including two former executive officers) and all of our current directors and executive officers as a group.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.
	CompX Class A Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2)		Percent of Class (1) (2)

Keith R. Coogan	-0-	(3)	-0-
Loretta J. Feehan	3,000	(3)	*
Robert D. Graham	-0-	(3)	-0-
John E. Harper	-0-	(3)	-0-
Cecil H. Moore, Jr.	1,000	(3)	-0-
Thomas P. Stafford	-0-	(3)	-0-

Kelly D. Luttmer	200	(3)	*
Bobby D. O'Brien	3,300	(3)(4)	-0-
Courtney J. Riley	-0-	(3)	-0-
Gregory M. Swalwell	-0-	(3)	-0-
Steven L. Watson	18,000	(3)(4)	-0-

Current directors and executive officers as a group (14 persons)	4,200	(3)	*

* Less than 1%.
(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act, and is not necessarily indicative of beneficial ownership for any other purpose.  Except as otherwise noted, the listed individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.

(2)	The percentages are based on 2,419,107 shares of CompX class A common stock outstanding as of the record date.
We directly own all of the 10 million outstanding shares of CompX class B common.  Each share of CompX class B common stock entitles the holder to one vote on all matters except the election of directors, on which each share is entitled to ten votes.  In certain instances, shares of CompX class B common stock are automatically convertible into shares of CompX class A common stock.  We directly hold approximately 86.6% of the combined voting power of the outstanding shares of CompX class A and B common stock (approximately 98.4% for the election of directors).  All of our directors and executive officers as a group do not own more than 1% of our combined class A and class B common stock.
(3)
Each of our directors or executive officers disclaims beneficial ownership of any shares of CompX class A or B common stock, except to the extent he or she has a pecuniary interest in such shares, if any.

(4)	Stock ownership information for Mr. O'Brien and Mr. Watson is as of January 20, 2017 and May 26, 2016, respectively, the last day on which they served as one of our executive officers.

PROPOSAL 1
ELECTION OF DIRECTORS
Our certificate of incorporation provides that the board of directors shall consist of one or more persons within the minimum and maximum limitations set forth in our by-laws.  Our by-laws provide that the number of the directors shall be not less than one nor more than 17 persons and, absent shareholder action to the contrary, the exact number of directors within such limitations shall be fixed from time to time by our board of directors.  Our board of directors has currently set the number of directors at six.  Our board of directors recommends the six director nominees named in this proxy statement for election at our 2017 annual shareholder meeting.  If all of the nominees are elected, the number of directors will be set at six effective at the adjournment of the meeting.  The directors elected at the meeting will hold office until our 2018 annual shareholder meeting and until their successors are duly elected and qualified or their earlier removal or resignation.
All of the nominees are currently members of our board of directors whose terms will expire at the 2017 annual meeting.  All of the nominees have agreed to serve if elected.  If any nominee is not available for election at the meeting, your shares will be voted FOR an alternate nominee to be selected by the board of directors, unless you withhold authority to vote for such unavailable nominee.  The board of directors believes that all of its nominees will be available for election at the meeting and will serve if elected.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR.
Nominees for Director.  All of our nominees have extensive senior management and policy-making experience or significant accounting experience.  Each of the nominees is knowledgeable about our business.  Each of our independent directors is financially literate.  The board of directors considered each nominee's specific business experiences described in the biographical information provided below in determining whether to nominate him or her for election as a director.
Keith R. Coogan, age 64, has served on our board of directors since March 2016.  From 2010 through 2013, Mr. Coogan served as a director of Softchoice Corporation, a Canadian corporation whose common stock at the time was traded on the Toronto Stock Exchange, which is a business-to-business direct marketer in North America of technology products and solutions.  He served on the audit committee and management resources and compensation committee of Softchoice.  From 2007 to 2009, Mr. Coogan served as president and chief executive officer of Pomeroy IT Solutions, Inc., an information technology services and solutions provider.  From 2002 to 2006, Mr. Coogan served as chief executive officer of Software Spectrum, Inc., a global business-to-business software services provider that Level 3 Communications, Inc. sold to Insight Enterprises Inc. in 2006.  From 1991 to 2002, Software Spectrum was a publicly held corporation.  From 1990 to 2002, he served in various other executive officer positions with Software Spectrum, including vice president of finance and operations and chief operating officer.  Mr. Coogan was a director of Software Spectrum from 1998 to 2006, Pomeroy from 2007 to 2009 and CompX from 2002 to 2006.  Since prior to 2012, Mr. Coogan has served as a director of Kronos Worldwide and a member its audit and management development and compensation committees.   Mr. Coogan is a member of our audit committee and management development and compensation committee.
Mr. Coogan has over twelve years of experience on Kronos Worldwide's board of directors and audit committee and eleven years of experience on its management development and compensation committee, and approximately one year of experience on our board of directors and audit and management development and compensation committees.  He also has senior executive, operating, corporate governance, finance and financial accounting experience from other publicly and privately held entities for which he currently serves or formerly served.
Loretta J. Feehan, age 61, has served as a director of us, CompX, Kronos Worldwide and Valhi since 2014.  She is a certified public accountant who consults on financial and tax matters.  She served as a tax partner with Deloitte and Touche LLP in the Denver office until 1992 primarily serving corporate clients.  She now has her own consulting practice serving a variety of businesses and individual clients.  Ms. Feehan also teaches continuing education courses to tax practitioners around the country.  Ms. Feehan has been a financial advisor to Serena Simmons Connelly and Lisa K. Simmons since prior to 2009.
Ms. Feehan has three years of experience as a director of us, CompX, Kronos Worldwide and Valhi.  She has over 39 years of financial and tax accounting and auditing experience, certain years of which were as a partner of one the largest international accounting firms.

Robert D. Graham, age 61, has served as our chairman of the board since May 2016, on our board of directors and as our chief executive officer since 2014 and as our president since 2013.  He previously served as our vice chairman of the board from 2014 to May 2016 and as our vice president and general counsel from 2003 to 2013.  He currently serves as chairman of the board, president and chief executive officer of Kronos Worldwide and Valhi, as chairman of the board of CompX and as president and chief legal officer of Contran.  He has served as a director of Contran, Valhi, Kronos Worldwide and CompX since May 2016.  Mr. Graham has served with various companies related to us and Contran since 2002.
Mr. Graham has extensive experience with our business.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities related to us for which he currently serves or formerly served.
John E. Harper, age 55, has been a member of our board of directors since 2016.  Mr. Harper is currently a private investor.  He previously served as vice president and chief financial officer of Dell Services, a business unit of the global information technology company Dell Inc., from 2009 to 2014.  Prior to its 2009 acquisition of Perot Systems Corporation, a worldwide provider of information technology services and business solutions, by Dell, he worked for 16 years with Perot Systems, most recently as their chief financial officer.  Before joining Perot Systems, he worked for nine years in the audit practice of Ernst & Young LLP, serving a number of industries including technology, manufacturing, education and oil and gas.  From 2015 to November 2016, Mr. Harper served as a director and chairman of the audit committee and member of the compensation committee of Rackspace Hosting, Inc., a world leader in the managed cloud segment of the business information technology market.   Since May 2016, he has served as a director and on the audit committee of Kronos Worldwide.  Mr. Harper is a member of our audit committee.
Mr. Harper has one year of experience on the boards of directors and audit committees of NL and Kronos Worldwide.  He also has senior executive, operating, corporate governance, finance, financial accounting and auditing experience from one of the largest independent international public accounting firms and from other publicly held entities for which he currently serves or formerly served.
Cecil H. Moore, Jr., age 77, has served on our board of directors since 2003.  Mr. Moore is currently a private investor and retired from KPMG LLP in 2000 after 37 years in which he served in various capacities with the public accounting firm.  Among other positions, he served as managing partner of the firm's Dallas, Texas office from 1990 to 1999.  Prior to 1990, Mr. Moore was partner-in-charge of the audit and accounting practice of the firm's Dallas, Texas office for 12 years.  From 2014 to 2016, Mr. Moore served as a director and chairman of the audit committee of Sizmek Inc., a privately held on-line advertising business that was spun-off in 2014 by Digital Generation, Inc.  From prior to  2012 to 2014, he served as a director and chairman of the audit committee of Digital Generation, Inc., a former publicly held provider of digital technology services to media outlets.  From 2003 until 2009, Mr. Moore served as a director and chairman of the audit committee of Perot Systems.  He is the chairman of our audit committee.  Since prior to 2012, he has served as a director and as the chairman of the audit committee of Kronos Worldwide.  Since March 2016, he has served as a director and as the chairman of the audit committee of CompX.
Mr. Moore has over thirteen years of experience on our board of directors and audit committee.  He also has senior executive, operating, corporate governance, finance, financial accounting and auditing experience from one of the largest independent international public accounting firms and from other publicly held entities for which he currently serves or formerly served.
General Thomas P. Stafford (retired), age 86, served on our board of directors from 1984 to 1986 and was re-appointed in 2000.  Gen. Stafford was selected as an astronaut in 1962, piloted Gemini VI in 1965 and commanded Gemini IX in 1966.  In 1969, Gen. Stafford was named Chief of the Astronaut Office and was the Apollo X commander for the first lunar module flight to the moon.  He commanded the Apollo-Soyuz joint mission with the Soviet cosmonauts in 1975.  He then served as U.S. Air Force Deputy Chief of Staff for Research and Development and Acquisition.  After his retirement from the United States Air Force in 1979 as Lieutenant General, he became chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in these positions until 1984, when he joined General Technical Services, Inc., a consulting firm.  Gen. Stafford was also affiliated with Stafford, Burke and Hecker, Inc., a Washington-based consulting firm, from 1982 until 2005.  Gen. Stafford has more recently served as an advisor to a number of government agencies including the National Aeronautics and Space Administration (NASA) and the Air Force Material Command.  He is currently chairman of the NASA Advisory Council Task Force on the International Space Station Program, and also served as co-chairman of the Stafford-Covey NASA Space Shuttle Return to Flight Task Group.  Gen. Stafford has received many honors and decorations including the Congressional Space Medal of Honor.  He was elected to the National Academy of Engineering in 2014.  Gen. Stafford serves as chairman of each of our audit committee and management development and compensation committee.  Since 2013, he has served a director of Kronos Worldwide and a member of its audit and management development and compensation committees.

Gen. Stafford has over 18 years of experience on our board of directors and at least thirteen years of experience on our audit committee and management development and compensation committee.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from various government entities and from other publicly and privately held entities for which he currently serves or formerly served.
EXECUTIVE OFFICERS

Set forth below is certain information relating to our executive officers.  Each executive officer serves at the pleasure of the board of directors.  Biographical information with respect to Robert D. Graham is set forth under the Nominees for Director subsection above.
Name	Age	Position(s)

Robert D. Graham	61	Chairman of the Board, President and Chief Executive Officer
Kelly D. Luttmer	53	Executive Vice President and Chief Tax Officer
Andrew B. Nace	52	Executive Vice President
Courtney J. Riley	51	Executive Vice President, Environmental Affairs and General Counsel
Gregory M. Swalwell	60	Executive Vice President and Chief Financial Officer
Clarence B. Brown, III	48	Vice President, Associate General Counsel
Steven S. Eaton	58	Vice President and Director of Internal Control over Financial Reporting
A. Andrew R. Louis	56	Vice President and Secretary
Amy A. Samford	42	Vice President and Controller
John A. St. Wrba	60	Vice President and Treasurer

Kelly D. Luttmer has served as our chief tax officer since 2016 and as our executive vice president since 2014.  She previously served as our global tax director from 2012 to 2016.  She served as our vice president from 2004 to 2014 and our tax director from 2003 to 2011.  She currently serves as executive vice president and chief tax officer of CompX, Kronos Worldwide, Valhi and Contran.  Ms. Luttmer has served in tax accounting positions (including officer positons) with various companies related to us and Contran since 1989.
Andrew B. Nace has served as our executive vice president since January 2017. He previously served as our vice president from 2013 to January 2017.  He currently serves as executive vice president and general counsel of Valhi and Contran as vice president of CompX, and as executive vice president of Kronos Worldwide.  Mr. Nace has served as legal counsel to companies related to us and Contran since 2003.
Courtney J. Riley has served as our executive vice president, environmental affairs and general counsel since January 2017, as our vice president, environmental affairs and general counsel from May 2016 to January 2017, and as our vice president, environmental affairs from 2012 to January 2017.  She currently serves as vice president, environmental affairs of Kronos Worldwide, executive vice president - environmental affairs of Valhi and senior vice president, environmental affairs of Contran.  Ms. Riley has served in legal and environmental affairs positions (including officer positions) with various companies related to us and Contran since 2009.
Gregory M. Swalwell has served as our executive vice president and chief financial officer since 2013 and as our vice president, finance and chief financial officer from 2004 to 2013.  He currently serves as executive vice president of CompX, as executive vice president and chief financial officer of Kronos Worldwide, and as executive vice president, chief financial officer and chief accounting officer of Valhi and Contran.  Mr. Swalwell has served in accounting and financial positions (including officer positions) with various companies related to us and Contran since 1988.
Clarence B. Brown III has served as our vice president since 2015.  He currently serves as vice president and general counsel of Kronos Worldwide. Mr. Brown has served in legal and corporate secretarial positions (including officer positions) with various companies related to us and Contran since 2007.

Steven S. Eaton has served as our vice president and director of internal control over financial reporting since 2015.  He currently serves as vice president and director of internal control over financial reporting for CompX, Kronos Worldwide and Valhi.  Mr. Eaton has served in internal audit positions (including officer positions) with various companies related to us and Contran since 2006.
A. Andrew R. Louis has served as our vice president since 2011 and as our secretary since 2006.  He currently serves as vice president and secretary of CompX, Kronos Worldwide and Valhi and as secretary of Contran.  He has served as legal counsel (including officer positions) of various companies related to us and Contran since 1995.
Amy S. Samford has served as our vice president and controller since September 2016.  She currently serves as vice president and controller of Valhi and Contran.  Ms. Samford has served in various accounting and financial positions (including officer positions) in various companies related to us and Contran since 2006.
John A. St. Wrba has served as our vice president and treasurer since 2003.  He currently serves as vice president and treasurer of CompX, Kronos Worldwide, Valhi and Contran.  Mr. St. Wrba has continuously served in treasurer positions (including officer positions) in various companies related to us and Contran since 2003.
CORPORATE GOVERNANCE

Controlled Company Status, Director Independence and Committees.  Because of Valhi's direct ownership of approximately 82.9% of the outstanding shares of our common stock, we are considered a controlled company under the listing standards of the NYSE.  Pursuant to the listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation, nominations or corporate governance committees or charters for these committees.  We have chosen not to have a majority of independent directors, an independent nominations or corporate governance committee or charters for these committees.  Our board of directors believes that the full board of directors best represents the interests of all of our shareholders and that it is appropriate for all matters that would otherwise be considered by a nominations, corporate governance or risk oversight committee to be considered and acted upon by the full board of directors.  Applying the NYSE director independence standards without any additional categorical standards, our board of directors has determined that Keith R. Coogan, John E. Harper, Cecil H. Moore, Jr. and Thomas P. Stafford are independent and have no material relationship with us other than serving as our directors.  While the members of our management development and compensation committee currently satisfy the independence requirements of the NYSE, we have chosen not to satisfy all of the NYSE corporate governance standards for a compensation committee, including not having a charter for our management development and compensation committee.
2016 Meetings and Standing Committees of the Board of Directors.  The board of directors held five meetings in 2016.  Each of our directors then in office attended all of such meetings and the 2016 meetings of the committees on which he or she served at the time.  It is expected that each director nominee will attend our 2017 annual meeting of shareholders, which is held immediately before the annual meeting of the board of directors.  All of our current directors attended our 2016 annual shareholder meeting.
The board of directors has established and delegated authority to two standing committees, which are described below.  The board of directors is expected to elect the members of the standing committees at the board of directors annual meeting immediately following the annual shareholder meeting.  The board of directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.
Audit Committee.  Our audit committee assists with the board of directors' oversight responsibilities relating to our financial accounting and reporting processes and auditing processes.  The purpose, authority, resources and responsibilities of our audit committee are more specifically set forth in its charter.  Applying the requirements of the NYSE corporate governance standards (without additional categorical standards) and SEC regulations, as applicable, the board of directors has determined that:
•	each member of our audit committee is independent, financially literate and has no material relationship with us other than serving as our director; and
•	Messrs. Cecil H. Moore, Jr. and John E. Harper are each an "audit committee financial expert."

No member of our audit committee serves on more than three public company audit committees.   For further information on the role of our audit committee, see the Audit Committee Report in this proxy statement.  The current members of our audit committee are Thomas P. Stafford (chairman), Keith R. Coogan, John E. Harper and Cecil H. Moore, Jr.  Our audit committee held seven meetings in 2016.
Management Development and Compensation Committee.  The principal responsibilities of our management development and compensation committee are:
•	to recommend to the board of directors whether or not to approve any proposed charge to us or any of our privately held subsidiaries pursuant to our ISA with Contran;
•	to review certain matters regarding our employee defined benefit plans or programs;
•	to review, approve, administer and grant awards under our equity compensation plan; and
•	to review and administer such other compensation matters as the board of directors may direct from time to time.
As discussed above, the board of directors has determined that each member of our management development and compensation committee is independent by applying the NYSE director independence standards (without additional categorical standards).  The management development and compensation committee may delegate to its members or our officers any or all of its authority as it may choose subject to certain limitations of New Jersey law on what duties directors may delegate.  The committee has not exercised this right of delegation.  With respect to the role of our executive officers in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis section of this proxy statement.  With respect to director cash compensation, our executive officers make recommendations on such compensation directly to our board of directors for its consideration without involving the management development and compensation committee.  The current members of our management development and compensation committee are Thomas P. Stafford (chairman) and Keith R. Coogan.  Our management development and compensation committee held one meeting in 2016.
Risk Oversight.  Our board of directors oversees the actions we take in managing our material risks.  Our management is responsible for our day-to-day management of risk.  The board's oversight of our material risks is undertaken through, among other things, various reports and assessments that management presents to the board and the related board discussions.  The board has delegated some of its primary risk oversight to our audit committee and management development and compensation committee.  Our audit committee annually receives management's reports and assessments on, among other things, the risk of fraud, certain material business risks and a ranking of such material business risks and our insurance program.  The audit committee also receives reports from our independent registered public accounting firm regarding, among other things, financial risks and the risk of fraud.  Our management development and compensation committee receives management's assessments on the likelihood that our compensation policies and practices could have a material adverse effect on us, as more fully described in the Compensation Policies and Practices as They Relate to Risk Management section of this proxy statement.  The audit committee and management development and compensation committee report to the board of directors about their meetings. We believe the leadership structure of the board of directors is appropriate for our risk oversight.
Identifying and Evaluating Director Nominees.  Historically, our management has recommended director nominees to the board of directors.  As stated in our corporate governance guidelines:
•	our board of directors has no specific minimum qualifications for director nominees;
•
each nominee should possess the necessary business background, skills and expertise at the policy-making level and a willingness to devote the required time to the duties and responsibilities of membership on the board of directors; and

•
the board of directors believes that experience as our director is a valuable asset and that directors who have served on the board for an extended period of time are able to provide important insight into our current and future operations.

In identifying, evaluating and determining our director nominees, the board of directors follows such corporate governance guidelines.  The board also considers the nominee's ability to satisfy the need, if any, for required expertise on the board of directors or one of its committees.  While we do not have any policy regarding the diversity of our nominees, the board does consider diversity in the background, skills and expertise at the policy making level of our director nominees, and as a result our board believes our director nominees possess a diverse range of senior management experience that aids the board in fulfilling its responsibilities.  The board of directors believes its procedures for identifying and evaluating director nominees are appropriate for a controlled company under the NYSE corporate governance standards.
Leadership Structure of the Board of Directors and Independent Director Meetings.  Robert D. Graham serves as our chairman of the board, president and chief executive officer.  The board of directors believes our current leadership structure is appropriate for a controlled company under the NYSE corporate governance standards.  While there is no single organizational structure that is ideal in all circumstances, the board believes that our current leadership structure, in which the same individual serves as our chairman of the board and chief executive officer, reflects the established working relationship between him and our other executive officers regarding our business, and provides an appropriate breadth of experience and perspective that effectively facilitates the formulation of our long-term strategic direction and business plans.  In addition, the board of directors believes that since Mr. Graham is an employee of Contran and our other executive officers are employees of Contran, their respective service in their capacitates is beneficial in providing strategic leadership for us since there is a commonality of interest that is closely aligned in building long-term stockholder value for all of our stockholders. We have in the past, and may in the future, have a leadership structure in which different individuals serve as our chairman of the board and as our chief executive officer. In those instances, both individuals have been, or would be expected to be, employees or representatives of Contran.
Pursuant to our corporate governance guidelines, our independent directors are entitled to meet on a regular basis throughout the year, and will meet at least once annually, without the participation of our other directors who are not independent.  We are not required to have a lead independent director under the NYSE corporate governance standards.   While we do not have a lead independent director, the chairman of our audit committee presides at all of the meetings of our independent directors.   In 2016, we complied with the NYSE requirements for meetings of our independent directors.
Shareholder Proposals and Director Nominations for the 2018 Annual Meeting of Shareholders.  Shareholders may submit proposals on matters appropriate for shareholder action at our annual shareholder meetings, consistent with rules adopted by the SEC.  We must receive such proposals not later than November 30, 2017 to be considered for inclusion in the proxy statement and form of proxy card relating to our annual meeting of shareholders in 2018.  Our by-laws require that the proposal set forth a brief description of the proposal, the name and address of the proposing shareholder as they appear in our records, the number of shares of our common stock the shareholder holds and any material interest the shareholder has in the proposal.
The board of directors will consider the director nominee recommendations of our shareholders in accordance with the process discussed above.  Our by-laws require that a nomination set forth the name and address of the nominating shareholder, a representation that the shareholder will be a shareholder of record entitled to vote at the annual shareholder meeting and intends to appear in person or by proxy at the meeting to nominate the nominee, a description of all arrangements or understandings between the shareholder and the nominee (or other persons pursuant to which the nomination is to be made), such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the consent of the nominee to serve as a director if elected.
For proposals or director nominations to be brought at the 2018 annual meeting of shareholders but not included in the proxy statement for such meeting, our by-laws require that the proposal or nomination must be delivered or mailed to our principal executive offices in most cases no later than February 13, 2018.  Proposals and nominations should be addressed to our corporate secretary at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240‑2697.
Communications with Directors.  Shareholders and other interested parties who wish to communicate with the board of directors or its independent directors may do so through the following procedures.  Such communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to us may be sent to the attention of our corporate secretary at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  Provided that any such communication relates to our business or affairs and is within the function of our board of directors or its committees, and does not relate to insignificant or inappropriate matters, such communication, or a summary of such communication, will be forwarded to the chairman of our audit committee, who also serves as the presiding director of our independent director meetings.

Complaints or concerns regarding accounting, internal accounting controls and auditing matters, which may be made anonymously, should be sent to the attention of our general counsel with a copy to our chief financial officer at the same address as our corporate secretary.  These complaints or concerns will be forwarded to the chairman of our audit committee.  We will investigate and keep these complaints or concerns confidential and anonymous, to the extent feasible, subject to applicable law.  Information contained in such a complaint or concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.
Compensation Committee Interlocks and Insider Participation.  During 2016 Thomas P. Stafford and Keith R. Coogan (current members) and Terry N. Worrell (former member) served on our management development and compensation committee.  No member of the committee:
•	was an officer or employee of ours during 2016 or any prior year;
•	had any related party relationships with us that requires disclosure under applicable SEC rules; or
•	had any interlock relationships under applicable SEC rules.
For 2016, no executive officer of ours had any interlock relationships within the scope of the intent of applicable SEC rules.  However, at certain times in 2016 each of Bobby D. O'Brien and Steven L. Watson (formerly an executive officers of ours) and Robert D. Graham was an executive officer of ours and on the board of directors of Contran when concurrently also serving as one of our directors.
Code of Business Conduct and Ethics.  We have adopted a code of business conduct and ethics.  The code applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller.  Only the board of directors may amend the code.  Only our audit committee or other committee of the board of directors with specifically delegated authority may grant a waiver of this code.  We will disclose amendments to or waivers of the code as required by law and the applicable rules of the NYSE.
Corporate Governance Guidelines.  We have adopted corporate governance guidelines to assist the board of directors in exercising its responsibilities.  Among other things, the corporate governance guidelines provide for director qualifications, for independence standards and responsibilities, for approval procedures for ISAs and that our audit committee chairman preside at all meetings of the independent directors.
Availability of Corporate Governance Documents.  A copy of each of our audit committee charter, code of business conduct and ethics and corporate governance guidelines is available on our website at www.nl-ind.com under the corporate governance section.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
AND OTHER INFORMATION
Compensation Discussion and Analysis.  This compensation discussion and analysis describes the key principles and factors underlying our executive compensation policies for our named executive officers.  In each of the last three years, all of our named executive officers were employed by Contran and provided their services to us pursuant to our ISA with Contran.  Such individuals also provided services to CompX and Kronos Worldwide under Contran's ISAs with those companies.
As defined in the Glossary of Terms at the beginning of this proxy statement, the phrase "named executive officers" refers to the six persons whose compensation is summarized in the 2016 Summary Compensation Table in this proxy statement.  Such phrase is not intended to refer, and does not refer, to all of our executive officers. The nature of the duties of each of our executive officers who are employees of Contran is consistent with the duties normally associated with the officer titles and positions such officer holds with us.
Nonbinding Advisory Shareholder Vote on Executive Officer Compensation.  For the 2016 annual meeting of shareholders, we submitted a nonbinding advisory proposal recommending the shareholders adopt a resolution approving the compensation of our named executive officers as disclosed in the 2016 proxy statement.  At the annual meeting, the resolution received the affirmative vote of 85.9% of the shares of our common stock eligible to vote at the annual meeting.  We considered the favorable result and determined not to make any material changes to our compensation practices.
Intercorporate Services Agreements.  We pay Contran a fee for services provided by Contran to us pursuant to our ISA with Contran, which fee was approved by our independent directors after receiving the recommendation of our management development and compensation committee and the concurrence of our chief financial officer.  Such services provided under this ISA included the services of our named executive officers, all of which as noted above were employed by Contran, and as a result a portion of the aggregate ISA fee we paid to Contran was paid for services provided to us by our named executive officers.  The nature of the duties of each of our named executive officers is consistent with the duties normally associated with the officer titles and positions such officer holds with us.  Pursuant to Contran's ISAs with CompX and Kronos Worldwide, those companies also paid a fee to Contran for, among other things, the services our named executive officers provided to those companies, which fees were approved by the independent directors of those companies.
The charges under these ISAs reimburse Contran for its cost of employing the personnel who provide the services by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year.  The amount of the fee we paid for each year under these ISAs for a person who provided services to us represents, in management's view, the reasonable equivalent of "compensation" for such services.  See the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement for the aggregate amount we paid to Contran in 2016 under these ISAs.  Under the various ISAs among Contran and its subsidiaries and affiliates, we share the cost of the employment of our named executive officers with Contran and certain of its other publicly and privately held subsidiaries.  For our named executive officers, the portion of the annual charge we paid for each of the last three years to Contran under these ISAs attributable to each of their services is set forth in footnote 3 to the 2016 Summary Compensation Table in this proxy statement.  As discussed further below, the amounts charged under the ISAs are dependent upon Contran's cost of employing or engaging the personnel who provide the services to us (including the services of our named executive officers) by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year.  The amount charged under the ISAs is not dependent upon our financial performance.
We believe the cost of the services received under our ISA with Contran, after considering the quality of the services received, is fair to us and is no less favorable to us than we could otherwise obtain from an unrelated third party for comparable services, based solely on our collective business judgment and experience without performing any independent market research.
In the early part of each year, Contran's management, including certain of our named executive officers, estimates the percentage of time that each Contran employee, including our named executive officers, is expected to devote in the upcoming year to Contran and its subsidiaries and affiliates, including us.  Contran's management then allocates Contran's cost of employing each of its employees among Contran and its various subsidiaries and affiliates based on such estimated percentages.  Contran's aggregate cost of employing each of its employees comprises:
•	the annualized base salary of such employee at the beginning of the year;

•
an estimate of the bonus Contran will pay or accrue for such employee (other than bonuses for specific matters) for the year, using as a reasonable approximation for such bonus the actual bonus that Contran paid or accrued for such employee in the prior year; and

•
Contran's portion of the social security and medicare taxes on such base salary and an estimated overhead factor (23% for each of 2016 and 2015 and 25% for 2014) applied to the base salary for the cost of medical and life insurance benefits, unemployment taxes, disability insurance, defined benefit and defined contribution plan benefits, professional education and licensing and costs of providing an office, equipment and supplies related to providing such services.

Contran's senior management subsequently made such adjustments to the details of the proposed ISA charge as they deemed necessary for accuracy, overall reasonableness and fairness to us.
In the first quarter of each year, the proposed charge for that year under our ISA with Contran was presented to our management development and compensation committee, and the committee considered whether to recommend that our board of directors approve the ISA charge.  Among other things during such presentation, the committee was informed of:
•	the quality of the services Contran provides to us, including the quality of the services our executive officers provide to us;
•	the comparison of the ISA charge and number of full-time equivalent employees reflected in the charge by department for the prior year and proposed for the current year;
•
the comparison of the prior year and proposed current year charges by department and in total and such amounts as a percentage of Contran's similarly calculated costs for its departments and in total for those years;

•	the comparison of the prior year and proposed current year average hourly rate; and
•	the concurrence of our chief financial officer as to the reasonableness of the proposed charge.
In determining whether to recommend that the board of directors approve the proposed ISA fee to be charged to us, the management development and compensation committee considers the three elements of Contran's cost of employing the personnel who provide services to us, including the cost of employing our named executive officers, in the aggregate and not individually.  After considering the information contained in such presentations, and following further discussion and review, our management development and compensation committee recommended that our board of directors approve the proposed ISA fee after concluding that:
•
the cost to employ the personnel necessary to provide the quality of the services provided by Contran would exceed the proposed aggregate fee to be charged by Contran to us under our ISA with Contran; and

•
the cost for such services would be no less favorable than could otherwise be obtained from an unrelated third party for comparable services in the committee's collective business judgment and experience, without performing any independent market research.

In reaching its recommendation, our management development and compensation committee did not review:
•
any ISA charge from Contran to any other publicly held parent or sister company, although such charge was separately reviewed by the management development and compensation committee of the applicable company; and

•	the compensation policies of Contran or the amount of time our named executive officers are expected to devote to us because:
o	each of our named executive officers provides services to many companies related to Contran, including Contran itself;
o	the fee we pay to Contran under our ISA with Contran each year does not represent all of Contran's cost of employing each of our named executive officers;

o	Contran and these other companies related to Contran absorb the remaining amount of Contran's cost of employing each of our named executive officers; and
o
the members of our management development and compensation committee consider the other factors discussed above in determining whether to recommend that the proposed ISA fee for each year be approved by the full board of directors.

Based on the recommendation of our management development and compensation committee, as well as the concurrence of our chief financial officer, our independent directors approved the proposed annual ISA charge effective January 1, 2016, with our other directors abstaining.
For financial reporting and income tax purposes, the ISA fee is expensed as incurred on a quarterly basis.  Section 162(m) of the Internal Revenue Code of 1986 generally disallows an income tax deduction to publicly held companies for non-performance based compensation over $1.0 million paid to the company's chief executive officer and four other most highly compensated executive officers.  Prior to 2017, the Contran ISA did not exceed $1.0 million for any individual's charge to a publicly held company under the ISA.  Accordingly, the deductibility by the company of the charge for income tax purposes was not limited under Section 162(m), if such section were to be deemed applicable as it relates to the ISA.  Beginning in 2017, the ISA may include charges in excess of $1.0 million, but Contran will absorb the impact of any such income tax deduction disallowance.
Director Fees, including Equity-Based Compensation.  We, CompX and Kronos Worldwide, as applicable, each paid director fees in the form of cash and stock compensation to certain of our named executive officers who also served on our or their board of directors.  Other than these director fees, we did not pay any compensation directly to our named executive officers.  See the Director Compensation section of this proxy statement.
The 2016 Summary Compensation Table sets forth in footnote 3 the cash fees we, CompX or Kronos Worldwide, as applicable, paid to each of Messrs. Robert D. Graham, Bobby D. O'Brien and Steven L. Watson, as applicable, for his director services.  The director fees paid to each of them are the annual director retainer fees and the fees for attending board meetings, as our named executive officers who also serve on these boards of directors are not members of any board committee.  The cash director fees are not dependent upon the financial performance of any of these companies.
The 2016 Summary Compensation Table sets forth in footnote 4 the director stock grants we, CompX or Kronos Worldwide, as applicable, paid to each of Messrs. Graham, O'Brien and Watson for his director services.  See the 2016 Grants of Plan-Based Awards section in this proxy statement for a discussion of these annual grants and the formula by which the stock awards are determined.  The stock grants Messrs. Graham, O'Brien and Watson received were pursuant to the same formula used for all directors.  The dollar amount of the stock awards appearing in the 2016 Summary Compensation Table represents the value recognized for financial statement reporting purposes of shares of common stock we, CompX or Kronos Worldwide, as applicable, granted to each of Messrs. Graham, O'Brien and Watson for his director services.
Prior to 2014, we decided to forego the grant of any equity compensation other than annual awards of stock to our directors, as discussed above.  We also do not have any security ownership requirements or guidelines for our management or directors.  We do not currently anticipate any equity-based compensation will be granted in 2017, other than the annual grants of stock to our directors.
Compensation Committee Report.  The management development and compensation committee has reviewed with management the Compensation Discussion and Analysis section in this proxy statement.  Based on the committee's review and a discussion with management, the committee recommended that our compensation discussion and analysis be included in this proxy statement.
The members of our management development and compensation committee submit the foregoing report as of February 23, 2017.
Thomas P. Stafford Chairman of our Management Development and Compensation Committee	Keith R. Coogan Member of our Management Development and Compensation Committee

2016 SUMMARY COMPENSATION TABLE (1)
Name and Principal Position	Year	Salary		Stock Awards		Total

Robert D. Graham (2)	2016	$1,676,500	(3)	$5,300	(4)	$1,681,800
Chairman of the Board, President and Chief	2015	1,483,700	(3)	11,040	(4)	1,494,740
Executive Officer	2014	1,461,450	(3)	12,810	(4)	1,474,260

Gregory M. Swalwell	2016	1,354,000	(3)	-0-		1,354,000
Executive Vice President and Chief Financial Officer	2015	1,128,800	(3)	-0-		1,128,800
	2014	1,020,800	(3)	-0-		1,020,800

Kelly D. Luttmer	2016	1,339,700	(3)	-0-		1,339,700
Executive Vice President and Global Tax Director	2015	1,203,400	(3)	-0-		1,203,400
		1,141.200	(3)	-0-		1,141.200

Courtney J. Riley	2016	558,000	(3)	-0-		558,000
Executive Vice President, Environmental Affairs and General Counsel

Steven L Watson (5)	2016	930,900	(3)	25,315	(4)	956,215
Former Chairman of the Board	2015	1,802,700	(3)	35,100	(4)	1,837,800
	2014	1,745,200	(3)	38,480	(4)	1,783,680

Bobby D. O'Brien (5)	2016	1,657,000	(3)	20,015	(4)	1,677,015
Former Executive Vice President	2015	1,205,100	(3)	24,060	(4)	1,229,160
	2014	1,087,850	(3)	25,670	(4)	1,113,520

(1)	Certain non-applicable columns have been omitted from this table.
(2)
In addition to the reported ISA charges, we, Kronos Worldwide and CompX paid director compensation to Messrs. Graham, O'Brien and Watson, as applicable, for their services as directors, as disclosed above in the 2016 Summary Compensation Table.  We, Kronos Worldwide and CompX, expect to pay director compensation to Mr. Graham in 2017.

(3)
The amounts shown in the 2016 Summary Compensation Table as salary for each named executive officer include the portion of the fees we, CompX and Kronos Worldwide paid to Contran pursuant to certain ISAs with respect to the services such officer rendered to us, our subsidiaries and Kronos Worldwide. The ISA charges disclosed for Contran employees who perform executive officer services to us, our subsidiaries and Kronos Worldwide are based on various factors described in the Compensation Discussion and Analysis section of this proxy statement.  Our management development and compensation committee considers the factors described in the Compensation Discussion and Analysis section of this proxy statement in determining whether to recommend that our board of directors approve the aggregate proposed ISA fee from Contran to us, exclusive of ISA charges from Contran to CompX or Kronos Worldwide.  As discussed in the Compensation Discussion and Analysis section of this proxy statement, our management development and compensation committee does not consider any ISA charge from Contran to any other publicly held subsidiary, parent or sister company of ours, although such charge is separately reviewed by the management development and compensation committee of the applicable company.  The amount shown in the table as salary for Messrs. Watson, Graham and O'Brien includes director cash compensation paid to him by CompX, Kronos Worldwide and us, as applicable.  The components of salary shown in the 2016 Summary Compensation Table for each of our named executive officers are as follows.

	2014		2015	2016

Robert D. Graham
ISA Fees:
CompX	$ 79,000		$ 85,500	$ 88,900
Kronos Worldwide	379,200		393,400	533,200
NL	979,500		974,800	995,400
Director Fees Earned or Paid in Cash
CompX	-0-		-0-	14,500	(a)
Kronos Worldwide	-0-		-0-	14,500	(a)
NL	23,750	(a)	30,000	30,000
	$ 1,461,450		$ 1,483,700	$1,676,500

	2014		2015		2016
Gregory M. Swalwell
ISA Fees:
CompX	$ 63,800		$ 70,600		$134,300
Kronos Worldwide	446,600		493,800		512,200
NL	510,400		564,400		707,500
	$ 1,020,800		$ 1,128,800		$1,354,000

Kelly D. Luttmer
ISA Fees:
CompX	$106,200		$ 58,700		$ 60,900
Kronos Worldwide	729,800		807,200		837,000
NL	305,200		337,500		441,800
	$1,141,200		$ 1,203,400		$1,339,700

Courtney J. Riley
ISA Fees:
CompX					$ 23,800
Kronos Worldwide					286,200
NL					248,000
					$558,000

Steven L. Watson
ISA Fees:
CompX	$109,400		$122,300		$ 61,200	(a)
Kronos Worldwide	940,700		917,000		473,700	(a)
NL	606,100		672,400		351,500	(a)
Director Fees Earned or Paid in Cash
CompX	29,000		30,000		15,500	(a)
Kronos Worldwide	30,000		31,000		14,500	(a)
NL	30,000		30,000		14,500	(a)
	$ 1,745,200		$1,802,700		$930,900

Bobby D. O'Brien
ISA Fees:
CompX	$141,300		$161,900		$173,100
Kronos Worldwide	602,800		647,600		929,300
NL	292,000		334,600		480,100
Director Fees Earned or Paid in Cash
CompX	29,000		30,000		30,000
Kronos Worldwide	22,750	(a)	31,000		29,000
NL	-0-	(a)	-0-	(a)	15,500	(a)
	$1,087,850		$1,205,100		$1,657,000
(a)
In February 2014, Mr. Graham was elected a director of ours and Mr. O'Brien was elected a director of Kronos Worldwide.  Accordingly, for each of these initial years their director compensation reflects that they did not serve for the entire year. In May 2016, Mr. Watson resigned as a director and executive officer for each of Kronos Worldwide, CompX and us.  Accordingly, the ISA fee and director compensation for Mr. Watson for 2016 reflects that he did not serve for the entire year for these companies.  Also in May 2016, Mr. O'Brien was elected a director of ours.  Accordingly, his director compensation for us for 2016 reflects that he did not serve for the entire year.

(4)
Stock awards to Messrs. Graham, Watson, and O'Brien in the last three years consisted of shares of common stock we, CompX or Kronos Worldwide, as applicable, granted to them for their director services.  See the 2016 Grants of Plan-Based Awards Table below for more details regarding the 2016 grants.  The stock awards consisted of the following:

Shares of Common Stock	Date of Grant	Closing Price on Date of Grant	Grant Date Value of Shares of Common Stock

Robert D. Graham
2,000 shares of NL common stock	May 19, 2016	$2.65	$5,300

1,500 shares of NL common stock	May 21, 2015	$7.36	$11,040

1,500 shares of NL common stock	May 22, 2014	$8.54	$12,810

Shares of Common Stock	Date of Grant	Closing Price on Date of Grant	Grant Date Value of Shares of Common Stock

Robert D. Graham
2,000 shares of NL common stock	May 19, 2016	$2.65	$5,300

1,500 shares of NL common stock	May 21, 2015	$7.36	$11,040

1,500 shares of NL common stock	May 22, 2014	$8.54	$12,810

Steven L. Watson
1,000 shares of CompX class A common stock	May 25, 2016	$11.60	$11,600
1,500 shares of Kronos Worldwide common stock	May 18, 2016	$5.61	8,415
2,000 shares of NL common stock	May 19, 2016	$2.65	5,300
			$25,315

1,000 shares of CompX class A common stock	May 27, 2015	$11.50	$11,500
1,000 shares of Kronos Worldwide common stock	May 20, 2015	$12.56	12,560
1,500 shares of NL common stock	May 21, 2015	$7.36	11,040
			$35,100

1,000 shares of CompX class A common stock	May 28, 2014	$10.95	$10,950
1,000 shares of Kronos Worldwide common stock	May 21, 2014	$14.72	14,720
1,500 shares of NL common stock	May 22, 2014	$8.54	12,810
			$38,480

Bobby D. O'Brien
1,000 shares of CompX class A common stock	May 25, 2016	$11.60	$11,600
1,500 shares of Kronos Worldwide common stock	May 18, 2016	$5.61	8,415
			$20,015

1,000 shares of CompX class A common stock	May 27, 2015	$11.50	$11,500
1,000 shares of Kronos Worldwide common stock	May 20, 2015	$12.56	12,560
			$24,060

1,000 shares of CompX class A common stock	May 28, 2014	$10.95	$10,950
1,000 shares of Kronos Worldwide common stock	May 21, 2014	$14.72	14,720
			$25,670

We valued these stock awards at the closing price of a share of the common stock on the date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(5)	Mr. Watson resigned as our Chairman of the Board in May 2016. Mr. O'Brien resigned as a director and executive officer of ours in January 2017.

2016 Grants of Plan-Based Awards.  The following table sets forth details of the stock awards we, CompX and Kronos Worldwide granted, as applicable, to each of Messrs. Graham, Watson, and O'Brien in 2016 for his services as a director of each corporation.  No other named executive officer received any plan-based awards from us, our subsidiaries or Kronos Worldwide in 2016. Our board of directors first elected Mr. O'Brien to our board of directors in May 2016 and, accordingly, he was not granted any shares of our common stock in 2016.  Mr. Graham was first elected to the board of directors of CompX and Kronos Worldwide effective May 26, 2016 and, accordingly, he was not granted any shares of CompX or Kronos Worldwide common stock in 2016.

2016 GRANTS OF PLAN-BASED AWARDS (1)
Name	Grant Date	Date of Approval (2)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards (2)

Robert D. Graham
NL common stock (3)	05/19/16	05/16/12	2,000	5,300

Steven L. Watson
CompX class A common stock (4)	05/25/16	05/30/12	1,000	$ 11,600
Kronos Worldwide common stock (5)	05/18/16	05/10/12	1,500	8,415
NL common stock (3)	05/19/16	05/16/12	2,000	5,300
				$25,315

Bobby D. O'Brien	(6)
CompX class A common stock (4)	05/26/16	05/30/12	1,000	$ 11,600
Kronos Worldwide common stock (5)	05/18/16	05/10/12	1,500	8,415
				$ 20,015

(1)	Certain non-applicable columns have been omitted from this table.
(2)
As preapproved by the respective management development and compensation committees of each of us, CompX and Kronos Worldwide on the day of each such issuer's annual shareholder meeting, each director elected on that day receives a grant of shares of such issuer's common stock as determined by the following formula based on the closing price of a share of the common stock on the date of such meeting.

Range of Closing Price Per Share on the Date of Grant	Shares of Common Stock to Be Granted

Under $5.00	2,000
$5.00 to $9.99	1,500
$10.00 to $20.00	1,000
Over $20.00	500
These shares are fully vested and tradable immediately on their date of grant, other than restrictions under applicable securities laws.  For the purposes of this table, we valued these stock awards at the closing price per share of the common stock on their date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.  The closing prices were:
Common Stock	Date of Grant	Closing Price on Date of Grant

CompX	05/25/16	$11.60
Kronos Worldwide	05/18/16	5.61
NL	05/19/16	2.65
(3)	Granted by us pursuant to our 2012 Director Stock Plan.
(4)	Granted by CompX pursuant to its 2012 Director Stock Plan.
(5)	Granted by Kronos Worldwide pursuant to its 2012 Director Stock Plan.

No Outstanding Equity Awards at December 31, 2016.  At December 31, 2016, none of our named executive officers held outstanding stock options to purchase shares of our common stock (or common stock of our parent or subsidiary companies or Kronos Worldwide or its subsidiaries) or held any equity incentive awards for such shares.
No Option Exercises or Stock Vested.  During 2016, no named executive officer exercised any stock options or held any stock subject to vesting restrictions.  For stock awards granted in 2016 to Messrs. Graham, Watson, and O'Brien that had no vesting restrictions, see the 2016 Grants of Plan-Based Awards Table above.
Pension Benefits.  We do not have any defined benefit pension plans in which our named executive officers participate.
Nonqualified Deferred Compensation.  We do not owe any nonqualified deferred compensation to our named executive officers.
Director Compensation.  Our directors are entitled to receive compensation for their services as directors.  The table below reflects the annual rates of their retainers for 2016.
2016 Director Retainers

Each director	$25,000

Chairman of our audit committee and any member of our audit committee whom the board identified as an "audit committee financial expert" (provided that if one person served in both capacities only one such retainer was paid)	$45,000

Other members of our audit committee	$25,000

Members of our other committees	$5,000
Additionally, our directors receive a fee of $1,000 per day for attendance at meetings of the board of directors or its committees and an hourly rate (not to exceed $1,000 per day) for other services rendered on behalf of our board of directors or its committees.  If a director dies while serving on our board of directors, his designated beneficiary or estate will be entitled to receive a death benefit equal to the annual retainer then in effect.  We reimburse our directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of our board of directors or its committees.
As discussed in footnote 2 to the 2016 Grants of Plan-Based Awards Table, on the day of each annual shareholder meeting, each of our directors elected on that date receives a grant of shares of our common stock as determined by the closing price of a share of our common stock on the date of such meeting.  The following table provides information with respect to compensation certain of our directors earned for their 2016 director services provided to us.

2016 DIRECTOR COMPENSATION (1)
Name	Fees Earned or Paid in Cash (2)	Stock Awards (3)	All Other Compensation		Total

Keith R. Coogan (4)	$45,000	$5,300	$ -0-		$50,300
Loretta J. Feehan (4)	32,000	5,300	-0-		37,300
John E. Harper, Jr. (4)	39,000	5,300	-0-		44,300
Cecil H. Moore, Jr. (4)	77,000	5,300	-0-		82,300
Thomas P. Stafford (4)	82,000	5,300	15,000	(5)	102,300
Terry N. Worrell (6)	29,500	-0-	-0-		29,500

(1)
Certain non-applicable columns have been omitted from this table.  For compensation we paid each of Robert D. Graham, Bobby D. O'Brien and Steven L. Watson for director services, see the 2016 Summary Compensation Table (footnotes 3 and 4) and 2016 Grants of Plan-Based Awards Table set forth above.

(2)	Represents cash retainers and meeting fees the director earned for director services he or she provided to us in 2016.
(3)
Represents the value of 2,000 shares of our common stock we granted to each of these directors on May 19, 2016. For the purposes of this table, these stock awards were valued at the closing price per share of such shares on their date of grant of $2.65, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(4)
In addition to the fees disclosed, in 2016 Ms. Feehan and Mr. Moore received compensation from CompX and Kronos Worldwide, and Gen. Stafford (ret.) and Messrs. Coogan and Harper also received compensation from Kronos Worldwide, for their director services provided to each of such corporations, as applicable.  For 2016, they each earned the following for these director services:

Name	Fees Earned or Paid in Cash (a)	Stock Awards (b)	Total

Keith R. Coogan
Kronos Worldwide Director Services	$ 62,000	$8,415	$70,415

Loretta J. Feehan
CompX Director Services	$ 32,000	$11,600	$ 43,600
Kronos Worldwide Director Services	32,000	8,415	40,415
	$64,000	$20,015	$84,015

John E. Harper
Kronos Worldwide Director Services	$ 39,000	$8,415	$ 47,415

Cecil H. Moore, Jr.
CompX Director Services	$ 57,500	$11,600	$ 69,100
Kronos Worldwide Director Services	77,000	8,415	85,415
	$134,500	$20,015	$ 154,515

Thomas P. Stafford
Kronos Worldwide Director Services	$ 60,000	$8,415	$68,415

(a)	Represents cash retainers and meeting fees earned for 2016 director services.
(b)
For the purposes of this table, the stock awards comprised the following number of shares and were valued at the following closing price per share of such shares on their date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718:

Common Stock	Shares Granted	Date of Grant	Closing Price on Date of Grant	Dollar Value of Stock Award

CompX Class A Common Stock	1,000	05/25/16	$11.60	$11,600
Kronos Worldwide Common Stock	1,500	05/18/16	$5.61	8,415

(5)	Gen. Stafford (ret.) receives an annual lifetime benefit payment of $15,000 as a result of his service on our board of directors prior to 1987.
(6)	Mr. Worrell did not stand for re-election at our 2016 Annual Meeting, so his term as a 2016 director of ours ended in May 2016.
Compensation Policies and Practices as They Relate to Risk Management.  We believe that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.  In reaching this conclusion, we considered the following:
•
other than stock grants to directors, we do not grant equity awards to our employees, officers or other persons who provide services to us under the ISAs with Contran, which mitigates taking excessive or inappropriate risk for short-term gain that might be rewarded by equity compensation;

•
certain senior employees of CompX and Kronos Worldwide are eligible to receive incentive bonus payments that are determined on a discretionary basis and do not guarantee the employee a particular level of bonus based on the achievement of a specified performance or financial target, which also mitigates taking excessive or inappropriate risk for short-term gain;

•
certain key employees of CompX and Kronos Worldwide are eligible to receive bonuses determined in part on the achievement of specified performance or financial targets based on the respective business plan for the year (with respect to CompX) or on the achievement of specified performance or financial targets (with respect to Kronos Worldwide), but the chance of such employees undertaking actions with excessive or inappropriate risk for short-term gain in order to achieve such bonuses is mitigated because:

o
the senior officers employed by CompX or Kronos Worldwide who are responsible for setting the specified performance or financial targets or establishing and executing such business plan are not eligible to receive such bonuses based on the business plan, but instead are only eligible for the discretionary-based bonuses described above; and

o
there exist ceilings for our other CompX and Kronos Worldwide key employee bonuses (which are  not a significant part of their compensation) regardless of the actual level of our financial performance achieved;

•
our officers and other persons who provide services to us under our ISAs with Contran do not receive compensation from us directly and are employed by Contran, one of our parent corporations, which aligns such officers and persons with the long-term interests of our shareholders;

•	since we are a controlled company, as previously discussed, management has a strong incentive to understand and perform in the long-term interests of our shareholders; and
•
our experience is that our employees are appropriately motivated by our compensation policies and practices to achieve profits and other business objectives in compliance with our oversight of material short and long-term risks.

For a discussion of our compensation policies and practices for our executive officers, please see the Compensation Discussion and Analysis section of this proxy statement.
Compensation Consultants.  Neither our board of directors, management development and compensation committee nor management has engaged any compensation consultants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC, the NYSE and us.  Based solely on the review of the copies of such forms and representations by certain reporting persons, we believe that for 2016 our executive officers, directors and 10% shareholders complied with all applicable filing requirements under section 16(a) except for one Form 4 filed late on behalf of Mr., Harper due to an inadvertence of our staff.
CERTAIN RELATIONSHIPS AND TRANSACTIONS
Related Party Transaction Policy.  From time to time, we engage in transactions with affiliated companies.  Pursuant to our Policy Regarding Related Party Transactions, or RPT Policy, all related party transactions to which we are or are proposed to be a party are approved or ratified by our audit committee (unless another committee of our board of directors composed solely of independent directors, or all of the independent directors of our board, shall have approved or ratified the related party transaction).  For certain ongoing related party transactions to which we are a party (referred to as ordinary course of business related party transactions), such approval or ratification shall occur no less frequently than once a year.  The RPT Policy is available on our website at www.nl-ind.com under the corporate governance section.
During 2016 our audit committee reviewed, adopted and ratified the following ordinary course of business related party transactions to which we are a party in accordance with the terms of such RPT Policy:

•
Risk Management Program – a program pursuant to which Contran and certain of its subsidiaries and related entities, including us, as a group purchase third-party insurance policies and risk management services, with the costs thereof apportioned among the participating companies;

•
Tax Sharing Agreement – the cash payments for income taxes periodically paid by us to Valhi or received by us from Valhi, as applicable, and related items pursuant to the terms of our tax sharing agreement with Valhi (such tax sharing agreement being appropriate, given that we and our qualifying subsidiaries are members of the consolidated U.S. federal income tax return, and certain state and local jurisdiction income tax returns, of which Contran is the parent company).

•	Cash Management Loans – our unsecured revolving credit facility with Valhi, which provided for loans by Valhi to us of up to $40 million; and
•
Data Recovery Program – a program pursuant to which Contran and certain of its subsidiaries and related entities, including us, as a group share third-party information technology data recovery services, with the costs thereof apportioned among the participating companies.

Each of these ordinary course of business related party transactions, and the actions taken by the audit committee in fulfilling its duties and responsibilities under the RPT Policy, are more fully described below.  Our audit committee was not required to approve and ratify the fee we paid to Contran in 2016 under our intercorporate services agreement with Contran, because such intercorporate services fee is approved by all of the independent directors of our board, as more fully described below.  Our audit committee was also not required to approve and ratify the secured revolving credit facility with Valhi, which provides for loans by Valhi to NLKW of up to $50 million, because such loan facility was approved by all of the independent directors of our board, as more fully described below (the audit committee did, however, recommend to the board of directors that such loan facility be approved).  During 2016, we were not a party to any other related party transactions (ordinary course of business related party transactions or otherwise) requiring approval or ratification under the RPT Policy.
Relationships with Related Parties.  As set forth under the Security Ownership section of this proxy statement, Lisa K. Simmons and Serena Simmons Connelly may be deemed to control us.  We and other entities that may be deemed to be controlled by or related to Ms. Simmons and Ms. Connelly sometime engage in the following:
•
intercorporate transactions, such as guarantees, management, expense and insurance sharing arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties; and

•
common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of an equity interest in another related party.

We periodically consider, review and evaluate and understand that Contran and related entities periodically consider, review and evaluate such transactions.  Depending upon the business, tax and other objectives then relevant and restrictions under indentures and other agreements, it is possible that we might be a party to one or more of such transactions in the future.  In connection with these activities, we may consider issuing additional equity securities or incurring additional indebtedness.  Our acquisition activities have in the past and may in the future include participation in acquisition or restructuring activities conducted by other companies that may be deemed to be related to Ms. Simmons and Ms. Connelly.
Certain directors or executive officers of CompX, Contran, Kronos Worldwide or Valhi also serve as our directors or executive officers.  Such relationships may lead to possible conflicts of interest.  These possible conflicts of interest may arise under circumstances in which such companies may have adverse interests. In such an event, we implement such procedures as are appropriate for the particular transaction and consistent with the provisions of the RPT Policy.
Intercorporate Services Agreements.  As discussed elsewhere in this proxy statement, we and certain related companies have entered into ISAs.  Under the ISAs, employees of one company provide certain services, including executive officer services, to the other company on an annual fixed fee basis.  The services rendered under the ISAs may include executive, management, financial, internal audit, accounting, tax, legal, insurance, real estate management, environmental management, risk management, treasury, human resources, technical, consulting, administrative, office, occupancy and other services as required from time to time in the ordinary course of the recipient's business.  The fees paid pursuant to the ISAs are generally based upon an estimated percentage of the time devoted by employees of the provider of the services to the business of the recipient and the employer's cost related to such employees, which includes the expense for the employees' compensation and an overhead component that takes into account other employment related costs.  Generally, each of the ISAs renews on a quarterly basis subject to termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter.  Because of the number of companies related to Contran and us, we believe we benefit from cost savings and economies of scale gained by not having certain management, financial, legal, tax, real estate and administrative staffs duplicated at each company, thus allowing certain individuals to provide services to multiple companies.  With respect to a publicly held company that is a party to an ISA, the ISA and the related aggregate annual charge are approved by the independent directors of the company after receiving the recommendation from the company's management development and compensation committee as well as the concurrence of the chief financial officer.  See the Intercorporate Services Agreements part of the Compensation Discussion and Analysis section in this proxy statement for a more detailed discussion on the procedures and considerations taken by our independent directors in approving the aggregate 2016 fee charged to us under our ISA with Contran.
The following table sets forth the fees paid by us, our subsidiaries or Kronos Worldwide to Contran in 2016 and the amount anticipated to be paid to Contran in 2017 for services Contran provided, or will provide, us, our subsidiaries or Kronos Worldwide under the various ISAs, including the services of all of our named executive officers.
Recipient of Services from Contran under an ISA	Fees Paid to Contran under the ISA in 2016 (1)	Fees Expected to be Paid to Contran under the ISA in 2017 (1)
	(In millions)

NL Industries, Inc.	$ 6.2	$ 5.4
Kronos Worldwide, Inc.	15.2	15.7
CompX International Inc.	3.1	2.8
Total	$ 24.5	$ 23.9

(1)
In addition to the reported ISA charges, we, Kronos Worldwide and CompX paid director compensation to Messrs. Graham, O'Brien and Watson, as applicable, for their services as directors for 2016, as disclosed above in the 2016 Summary Compensation Table.  We, Kronos Worldwide and CompX, as applicable, expect to pay director compensation to Mr. Graham in 2017.

Risk Management Program.  We and Contran participate in a combined risk management program.  Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us and certain of our subsidiaries and related entities, as a group, purchase insurance policies and risk management services.  The program apportions its costs among the participating companies.  Tall Pines and EWI provide for or broker the insurance policies.  Tall Pines purchases reinsurance for substantially all of the risks it underwrites.  EWI also provides claims and risk management services and, where appropriate, engages certain third-party risk management consultants.  Tall Pines is a captive insurance company wholly owned by Valhi.  EWI is a reinsurance brokerage and risk management company wholly owned by us.  Tall Pines purchases reinsurance from third-party insurance carriers with an A.M. Best Company rating of generally at least an "A-" (excellent) for substantially all of the risks it underwrites.  Consistent with insurance industry practices, Tall Pines and EWI receive commissions from insurance and reinsurance underwriters and/or assess fees for the policies that they provide or broker.
With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period.  As a result, and in the event that the available coverage under a particular policy would become exhausted by one or more claims, Contran and certain of its subsidiaries and affiliates, including us, have entered into a loss sharing agreement under which any uninsured loss arising because the available coverage had been exhausted by one or more claims will be shared ratably amongst those entities that had submitted claims under the relevant policy.  We believe the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risk associated with the potential for any uninsured loss.
During 2016, we, CompX and Kronos Worldwide paid Tall Pines and EWI in the aggregate approximately $11.3 million, including approximately $2.4 million paid by Louisiana Pigment Company, L.P., a partnership of which a wholly owned subsidiary of Kronos Worldwide and a subsidiary of Huntsman Corporation (NYSE:  HUN) each owns 50%.  These amounts principally represent payments for insurance premiums, including premiums or fees paid to Tall Pines and commissions or fees paid to EWI.  These amounts also include payments to insurers or reinsurers through EWI for the reimbursement of claims within our applicable deductible or retention ranges that such insurers and reinsurers paid to third parties on our behalf, as well as amounts for claims and risk management services and various other third-party fees and expenses incurred by the program.  We expect these relationships with Tall Pines and EWI will continue in 2017.
In October 2016, our management made a presentation to our audit committee regarding our participation in the combined risk management program.  Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):
•
the premiums for all of the insurance and reinsurance policies are set by third parties (the underwriters for the insurance or reinsurance carriers bearing the risk), without any markup by Tall Pines or EWI;

•
the method by which the insurance premiums are allocated among the companies participating in the risk management program is generally the same as the basis used by the insurance or reinsurance carriers to establish the premiums for such insurance/reinsurance (i.e. the dominant premium factor, which is the factor that has the greatest impact on the premium, such as revenues, payroll or employee headcount);

•
EWI provides claims and risk management services to each of the companies participating in the risk management program, including us, and where appropriate EWI engages third-party risk management consultants;

•
the commissions received by Tall Pines and EWI from the insurance or reinsurance underwriters, and the fees assessed for the policies they so provide or broker, are in amounts equal to the commissions or fees which would be received by third-party brokers or underwriters;

•	the insurance coverages provided to us by the risk management program are sufficient and adequate for our purposes;

•
the benefits to our participating in the risk management program include, among others, (a) the ability to obtain broader coverage, with strong/solvent underwriters, at a reduced cost as compared to the coverage and cost that would be available if we were to purchase insurance by itself, (b) the greater spread of risk among the companies participating in the risk management program, (c) the ability to obtain centralized premium and claim reporting, and (d) the ability to have access to the experienced risk management personnel of EWI, including in the areas of loss controls and claims processing; and

•
the "cost of risk" metric, as defined by the Risk and Insurance Management Society, or RIMS, for the Contran group is lower as compared to the cost of risk as reflected in a recent RIMS benchmark survey for certain groups of companies comparable to the Contran group.

As part of such presentations, our chief financial officer, after consultation with other members of our management, advised the committee of his belief that our participation in the risk management program, including the allocation of its costs among us and the other entities participating in the risk management program, is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties, and provided the committee with his recommendation that the committee approve, adopt and ratify our participation in the risk management program in all respects.
After considering the information contained in the presentations, including the recommendation of our chief financial officer, and following further discussion and review by the audit committee, our audit committee determined that our participation in the risk management program is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified our participation in the risk management program in all respects.
During 2016, the audit committees of Kronos Worldwide and CompX approved and ratified their participation in the risk management program in accordance with the terms of their own RPT Polices.
Tax Matters.  We and our qualifying subsidiaries are members of the consolidated U.S. federal tax return of which Contran is the parent company, which we refer to as the "Contran Tax Group."  We are also a party to a tax sharing agreement with Contran and Valhi.  As a member of the Contran Tax Group and pursuant to the tax sharing agreement, we and our qualifying subsidiaries compute our provision for U.S. income taxes on a separate company basis using tax elections made by Contran.  Pursuant to the tax sharing agreement and using tax elections made by Contran, we make payments to or receive payments from Valhi in amounts we would have paid to or received from the U.S. Internal Revenue Service had we not been a member of the Contran Tax Group but instead had been a separate taxpayer.  Refunds are limited to amounts previously paid under the tax sharing agreement.  We and our qualifying subsidiaries are also a part of consolidated tax returns filed by Contran in certain U.S. state jurisdictions, and the terms of the tax sharing agreement also apply to state payments to these jurisdictions.
Under applicable law, we, as well as every other member of the Contran Tax Group, are each jointly and severally liable for the aggregate federal income tax liability of Contran and the other companies included in the group for all periods in which we are included in the group.  Under our tax sharing agreement with Valhi, Valhi agrees to indemnify us for any liability for income taxes of the Contran Tax Group in excess of our tax liability previously computed and paid by us in accordance with the tax sharing agreement.
Under certain circumstances, tax regulations could require Contran to treat items differently than we would have treated them on a stand-alone basis.  In such instances, accounting principles generally accepted in the United States of America require us to conform to Contran's tax elections.  For 2016, and pursuant to our tax sharing agreement, we made a net cash payment for income taxes to Valhi of approximately $0.1 million and pursuant to Kronos Worldwide's tax sharing agreement Kronos Worldwide made net cash payments for income taxes to Valhi of approximately $0.8 million.
In February 2016, our management made a presentation to our audit committee regarding our tax sharing agreement with Contran and Valhi.  Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):
•	the tax sharing agreement is consistent with accounting principles generally accepted in the United States of America, and consistent with applicable law and regulations; and

•
our income tax accounts are included in the scope of the annual audit of our consolidated financial statements performed by PwC, and PwC makes periodic reports to the committee regarding income tax matters related to us.

As part of such presentation, our chief financial officer and our chief tax officer advised the committee of their belief that the terms of the tax sharing agreement are consistent with the terms of applicable law and regulations, and are fair and reasonable to us, and are on terms no less favorable than would be present if we were not a party to the tax sharing agreement, and provided the committee with their recommendation that the committee approve, adopt and ratify the tax sharing agreement in all respects.
After considering the information contained in the presentation, including the recommendation of our chief financial officer and our chief tax officer, and following further discussion and review by the audit committee, our audit committee determined that the terms of the tax sharing agreement are fair and reasonable to us and on terms no less favorable than would be present if we were not a party to the tax sharing agreement, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified the tax sharing agreement in all respects.
During 2016, Kronos Worldwide's audit committee approved and ratified Kronos Worldwide's tax sharing agreement with Valhi and Contran in accordance with the terms of Kronos Worldwide's RPT Policy.
Related Party Loans for Cash Management Purposes.  From time to time, loans and advances are made between us and various related parties pursuant to term and demand notes.  These loans and advances are entered into principally for cash management purposes pursuant to our cash management program.  When we loan funds to related parties, we are generally able to earn a higher rate of return on the loan than we would earn if the funds were invested in other instruments.  While certain of such loans may be of a lesser credit quality than cash equivalent instruments otherwise available to us, we believe that we have evaluated the credit risks involved, and that those risks are reasonable and reflected in the terms of the applicable loans.  When we have outstanding indebtedness, we may still decide to enter into a loan to a related party either because the interest rate on the loan to the related party is at a higher rate of return as compared to the interest rate we are paying on our outstanding indebtedness, or the funds we would be loaning to the related party would not otherwise be used to paydown the outstanding indebtedness (such as, for example, in the case when the outstanding indebtedness has a maturity longer than the maturity of the loan to the related party).  When we borrow from related parties, we are generally able to pay a lower rate of interest than we would pay if we borrowed from unrelated parties.

Prior to November 2016, we had an unsecured revolving credit promissory note with Valhi that allowed us to borrow up to $40 million from Valhi.  Our loan from Valhi, as amended, bore interest at the prime rate plus 2.75%, payable quarterly, and all principal and unpaid interest due on demand, but in any event no earlier than March 31, 2017 and no later than December 31, 2017. The principal amount of our outstanding borrowings from Valhi at any time is solely at Valhi's discretion.  During 2016, we had no outstanding loans to us under this note. In November 2016, this facility was terminated, concurrent with us entering into the secured revolving credit facility with Valhi discussed below.
In February 2016, our management made a presentation to our audit committee regarding our loan from Valhi.  Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):
•
we currently have no third-party credit facility in place, and previous attempts by us to obtain a credit facility from a third party in the recent past on terms reasonably acceptable to us have been unsuccessful (and in any event any such third-party credit facility would have been on a secured basis);

•
the interest rate we would currently pay on any outstanding borrowings under our loan from Valhi, while higher than the interest rate Kronos Worldwide is currently paying under its outstanding term loan indebtedness (which represents substantially all of Kronos Worldwide's outstanding indebtedness) or the interest rate Kronos Worldwide would be paying under its North American revolving credit facility, is reasonable as compared to such Kronos Worldwide interest rates, given among other things consideration of Kronos Worldwide's creditworthiness in relation to our creditworthiness and that Kronos Worldwide's borrowings are collateralized whereas borrowings under our loan with Valhi are unsecured; and

•
the interest rate we would currently pay on any outstanding borrowings under our loan from Valhi, while higher than the interest rate Valhi is currently paying under its unsecured revolving credit facility with Contran (which represents one of Valhi's primary sources of liquidity), is reasonable as compared to such Valhi interest rate, given among other things consideration of Valhi's creditworthiness in relation to our creditworthiness and that our loan from Valhi would reasonably be at an interest rate higher as compared to the interest rate on Valhi's borrowings under its revolving credit facility with Contran.

As part of such presentation, our chief financial officer, after consultation with our treasurer and other members of our management, advised the committee of his belief that the terms of our loan from Valhi are fair and reasonable to us, and are on terms no less favorable than we could otherwise obtain from unrelated parties, and provided the committee with his recommendation that the committee approve, adopt and ratify our loan from Valhi in all respects.
After considering the information contained in the presentation, including the recommendation of our chief financial officer, and following further discussion and review by the audit committee, our audit committee determined that the terms of our loan from Valhi are fair and reasonable to us, and are on terms no less favorable than we could otherwise obtain from unrelated parties, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified our loan from Valhi in all respects.
During 2016, Kronos Worldwide had an unsecured revolving promissory note with Valhi whereby Kronos Worldwide agreed to loan Valhi, as amended, up to $60 million.  Kronos Worldwide's loan to Valhi bears interest at the prime rate plus 1.00%, payable quarterly and all principal and unpaid interest due on demand, but in any event no earlier than December 31, 2018.  The principal amount of our outstanding loans to Valhi at any time is at Kronos Worldwide's discretion.  During 2016, Kronos Worldwide had no outstanding loans to Valhi under this promissory note, and Kronos Worldwide received aggregate unused commitment fees from Valhi under this note of approximately $0.4 million.  During 2016, Kronos Worldwide's audit committee approved and ratified its loan to Valhi in accordance with the terms of its own RPT Policy.
During 2016, CompX had an unsecured revolving promissory note with Valhi whereby CompX agreed to loan Valhi up to $40 million.  CompX's loan to Valhi bears interest at the prime rate plus 1.00%, payable quarterly and all principal and unpaid interest due on demand, but in any event no earlier than December 31, 2018.  The principal amount of our outstanding loans to Valhi at any time is at CompX's discretion.  During 2016, CompX made aggregate loans to Valhi of $36.6 million, and Valhi repaid an aggregate of $9.2 million.  At December 31, 2016, the outstanding balance of such loan to Valhi was $27.4 million.   During 2016, CompX received aggregate interest under this note (including unused commitment fees) of $0.2 million.  During 2016, CompX's audit committee approved and ratified its loan to Valhi in accordance with the terms of its own RPT Policy.

Secured Loan from Valhi .  In November 2016, we entered into a financing transaction with Valhi.  Previously, and in contemplation of the financing transaction described herein, we formed NLKW and capitalized it with 35.2 million shares of the common stock of Kronos held by us.
The financing transaction consisted of two steps.  Under the first step, NLKW entered into a $50 million revolving credit facility (the "Valhi Credit Facility") pursuant to which NLKW can borrow up to $50 million from Valhi (with such commitment amount subject to increase from time to time in Valhi's sole discretion).  Proceeds from any borrowings by NLKW under the Valhi Credit Facility would be available for one or more loans from NLKW to us in accordance with the terms of the second step of the financing transaction:  a Back-to-Back Credit Facility, as described below.  Outstanding borrowings under the Valhi Credit Facility bear interest at the prime rate plus 1.875% per annum, payable quarterly, with all amounts due on December 31, 2023.  The maximum principal amount which may be outstanding from time-to-time under the Valhi Credit Facility is limited to 50% of the amount determined by multiplying the number of shares of Kronos common stock pledged by the most recent closing price of such security on the New York Stock Exchange.  Borrowings under the Valhi Credit Facility are collateralized by the assets of NLKW (consisting primarily of the shares of Kronos common stock pledged), and 100% of the membership interest in NLKW held by us.  The Valhi Credit Facility contains a number of covenants and restrictions which, among other things, restrict NLKW's ability to incur additional debt, incur liens, and merge or consolidated with, or sell or transfer substantially all of NLKW's assets to, another entity, and require NLKW to maintain a minimum specified level of consolidated net worth.  Upon an event of default, Valhi will be entitled to terminate its commitment to make further loans to NLKW, to declare the outstanding loans (with interest) immediately due and payable, and, in the case of certain insolvency events with respect to NLKW or us, to exercise its rights with respect to the collateral. Such collateral rights include the right to purchase all of the shares of Kronos common stock pledged at a purchase price equal to the aggregate market value of the such stock (with such market value determined by an independent third-party valuation provider), less amounts owing to Valhi under the Valhi Credit Facility, with up to 50% of such purchase price being payable by Valhi in the form of an unsecured promissory note bearing interest at the prime rate plus 2.75% per annum, payable quarterly, with all amounts due no later than five years from the date of purchase, and with the remainder of such purchase price payable in cash at the date of purchase.

Contemporaneously with the entering into of the Valhi Credit Facility, NLKW entered into a $50 million revolving credit facility (the "Back-to-Back Credit Facility") with us, pursuant to which we can borrow up to $50 million from NLKW (with such commitment amount subject to increase from time to time in NLKW's sole discretion).  Proceeds from any borrowings under the Back-to-Back Credit Facility would be available for our general corporate purposes.  Outstanding borrowings under the Back-to-Back Credit Facility bear interest at the same rate and are payable on the same maturity date as are borrowings by NLKW under the Valhi Credit Facility.  Borrowings under the Back-to-Back Credit Facility are on an unsecured basis; however, as a condition thereto, we pledged to Valhi as collateral for the Valhi Credit Facility our 100% membership interest in NLKW.  Any outstanding borrowings under the Back-to-Back Credit Facility are eliminated in the preparation of our consolidated financial statements.

We had borrowings under the Valhi Credit Facility of $0.5 million during 2016, and the outstanding loan balance at December 31, 2016 was $0.5 million.  During 2016, we paid a nominal amount of interest to Valhi under the facility.

Prior to entering into the Valhi Credit Facility, in October and November 2016, our management made presentations to our board of directors, including all of our independent directors, and to our audit committee, regarding the Valhi Credit Facility.  Among other things during such presentations, the independent directors were informed of the following (in addition to the terms of the Valhi Credit Facility described above):
•
we currently have no third-party credit facility in place, and previous attempts by us to obtain a credit facility from a third party in the recent past on terms reasonable acceptable to us have been unsuccessful (and in any event any such third-party credit facility would have been on a secured basis);

•
the benefits to us from having the Valhi Credit Facility in place, including the NLKW structure and the associated legal protections such structure provides, and the financial resources and funding options which the Valhi Credit Facility provides us and which would assist us in negotiating the resolution of certain claims and other contingent liabilities asserted against us;

•
the interest rate we would currently pay on any outstanding borrowings under the Valhi Credit Facility, while higher than the interest rate Kronos Worldwide is currently paying under its outstanding term loan indebtedness (which represents substantially all of Kronos Worldwide's outstanding indebtedness) or the interest rate Kronos Worldwide would be paying under its North American revolving credit facility, is reasonable as compared to such Kronos Worldwide interest rates, given among other things consideration of Kronos Worldwide's creditworthiness in relation to our creditworthiness; and

•
the interest rate we would currently pay on any outstanding borrowings under the Valhi Credit Facility, while higher than the interest rate Valhi is currently paying under its unsecured revolving credit facility with Contran (which represents one of Valhi's primary sources of liquidity), is reasonable as compared to such Valhi interest rate, given among other things consideration of Valhi's creditworthiness in relation to our creditworthiness and that our loan from Valhi would reasonably be at an interest rate higher as compared to the interest rate on Valhi's borrowings under its revolving credit facility with Contran.

As part of such November 2016 presentation to our audit committee, our chief financial officer, after consultation with our treasurer and other members of our management, advised the committee of his belief that the terms of the Valhi Credit Facility are fair and reasonable to us, and are on terms no less favorable than we could otherwise obtain from unrelated parties, and provided the committee with his recommendation that the committee recommend approval of the Valhi Credit Facility by the board of directors.  After considering the information contained in the presentations, including the recommendation of our chief financial officer, and following further discussion and review by the audit committee, our audit committee recommended that our board of directors approve the Valhi Credit Facility.  Based on the recommendation of our audit committee, as well as the concurrence of our chief financial officer, our independent directors approved the Valhi Credit Facility, with our other directors abstaining.

Data Recovery Program.  We and Contran participate in a combined information technology data recovery program that Contran provides from a data recovery center that it established.  Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us, as a group share information technology data recovery services.  The program apportions its costs among the participating companies.  Kronos Worldwide and EWI paid Contran $126,000 and $32,000, respectively, for such services in 2016.  We expect that these relationships with Contran will continue in 2017.
In February 2016, our management made a presentation to our audit committee regarding our participation in the combined data recovery program.  Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):
•	The third-party cost of the data recovery program is passed through to the companies participating in the data recovery program, including us, without markup;
•
Such third-party cost is allocated to the companies participating in the data recovery program, including us, based on the number of information technology data racks used by each of the companies participating in the data recovery program;

•	The back-up site made available to us under the data recovery program is sufficient and adequate for our purposes; and
•
The benefits to our participating in the data recovery program include, among others, the ability to share in the cost of a third-party, off-site data recovery center at a reduced cost as compared to the cost to be incurred if we were to obtain a third-party, off-site data recovery center by ourselves, as well as the shared administration of the third-party, off-site data recovery center as compared to the cost of administering such a site by ourselves.

As part of such presentation, our chief financial officer, after consultation with other members of our management, advised the committee of his belief that our participation in the data recovery program, including the allocation of its costs among us and the other entities participating in the data recovery program, is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties, and provided the committee with his recommendation that the committee approve, adopt and ratify our participation in the data recovery program in all respects.
After considering the information contained in the presentation, including the recommendation of our chief financial officer, and following further discussion and review by the audit committee, our audit committee determined that our participation in the data recovery program is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified our participation in the data recovery program in all respects.
During 2016, Kronos Worldwide's audit committee approved and ratified Kronos Worldwide's participation in the data recovery program in accordance with the terms of its own RPT Policy.

AUDIT COMMITTEE REPORT
Our audit committee of the board of directors is composed of four directors and operates under a written charter adopted by the board of directors.  All members of our audit committee meet the independence standards established by the board of directors and the NYSE and promulgated by the SEC under the Sarbanes-Oxley Act of 2002.  Two members of our audit committee meet the audit committee financial expert requirements under the applicable SEC rules.  The audit committee charter is available on our website at www.nl-ind.com under the corporate governance section, and our audit committee reviews the adequacy of and compliance with such charter annually.
Our management is responsible for, among other things, preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or "GAAP," establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting.  Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the PCAOB and for expressing an opinion on the conformity of the financial statements with GAAP.
Our audit committee assists the board of directors in fulfilling its responsibility to oversee management's implementation of our financial reporting process and the audits of our consolidated financial statements.   Our audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.  As part of fulfilling this responsibility, our audit committee engages in an annual evaluation of, among other things, the firm's qualifications, competence, integrity, expertise, performance, independence and communications with the committee (including these factors as they relate specifically to the firm's lead audit engagement partner), and whether the current firm should be retained for the upcoming year's audit.  Our audit committee discusses with our independent registered public accounting firm the overall scope and plans for the audit they will perform, and the committee meets with the firm throughout the year, both with and without management being present, to monitor the firm's execution of and results obtained from their audit.  Our audit committee performs other activities throughout the year, in accordance with the responsibilities of the audit committee specified in the audit committee charter, including the approval or ratification of certain related party transactions in accordance with the terms of our RPT Policy, as discussed above in the Certain Relationships and Transactions section in this proxy statement.
In its oversight role, our audit committee reviewed and discussed our audited consolidated financial statements with management and with PwC, our independent registered public accounting firm for 2016.  Our audit committee also reviewed and discussed our internal control over financial reporting with management and with PwC.  Management and PwC indicated that our consolidated financial statements as of and for the year ended December 31, 2016 were fairly stated in accordance with GAAP.   Our audit committee discussed with PwC and management the significant accounting policies used and significant estimates made by management in the preparation of our audited consolidated financial statements, and the overall quality of management's financial reporting process.  Our audit committee and PwC also discussed any issues deemed significant by PwC or the committee, including the matters required to be discussed pursuant to the standards of the PCAOB, the rules of the SEC and other applicable regulations.  PwC has provided to our audit committee written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and our audit committee discussed with PwC the firm's independence.  Our audit committee also concluded that PwC's provision of other permitted non-audit services to us and our related entities is compatible with PwC's independence.
Based upon the foregoing considerations, our audit committee recommended to the board of directors that our audited consolidated financial statements be included in our 2016 Annual Report on Form 10-K for filing with the SEC.
Members of our audit committee of the board of directors respectfully submit the foregoing report as of March 10, 2017.
Thomas P. Stafford Chairman of our Audit Committee	Keith R. Coogan Member of our Audit Committee

John E. Harper Member of our Audit Committee	Cecil H. Moore, Jr. Member of our Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS
Independent Registered Public Accounting Firm.  PwC served as our independent registered public accounting firm for the year ended December 31, 2016.  Our audit committee has appointed PwC to review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Report on Form 10‑Q for the first quarter of 2017.  We expect PwC will be considered for appointment to:
•
review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Reports on Form 10-Q for the second and third quarters of 2017 and the first quarter of 2018; and

•	audit our annual consolidated financial statements and internal control over financial reporting for the year ending December 31, 2017.
Representatives of PwC are not expected to attend our 2017 annual shareholder meeting.
Fees Paid to PricewaterhouseCoopers LLP.  The following table shows the aggregate fees that PwC has billed or is expected to bill to us, CompX or Kronos Worldwide for services rendered for 2015 and 2016 that our audit committee authorized for us and our privately held subsidiaries and the CompX or Kronos Worldwide audit committees each separately authorized for its corporation and such corporation's privately held subsidiaries.  Additional fees for 2016 may subsequently be authorized and paid to PwC, in which case the amounts disclosed below for fees paid to PwC for 2016 would be adjusted to reflect such additional payments in our proxy statement relating to next year's annual shareholder meeting.  In this regard, we have similarly adjusted the audit fees shown for 2015 from the amounts disclosed in our 2016 proxy statement.
(1) Entity (1)	Audit Fees (2)	Audit Related Fees (3)	Tax Fees (4)	All Other Fees	Total
	(in thousands)
NL and Subsidiaries
2015	483	-0-	-0-	-0-	483
2016	510	-0-	-0-	-0-	510

Kronos Worldwide and Subsidiaries
2015	2,616	132	8	-0-	2,756
2016	2,803	113	12	-0-	2,928

CompX and Subsidiaries
2015	781	-0-	-0-	-0-	781
2016	859	-0-	-0-	-0-	859

Total
2015	3,880	132	8	-0-	4,020
2016	4,172	113	12	-0-	4,297

(2)	Fees are reported without duplication.
(3)	Fees for the following services:
(a)	audits of consolidated year-end financial statements for each year and, as applicable, of internal control over financial reporting;
(b)	reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year;
(c)	consents and/or assistance with registration statements filed with the SEC;
(d)	normally provided statutory or regulatory filings or engagements for each year; and
(e)	the estimated out-of-pocket costs PwC incurred in providing all of such services, for which PwC is reimbursed.
(4)
Fees for assurance and related services reasonably related to the audit or review of financial statements for each year.  These services included accounting consultations and attest services concerning financial accounting and reporting standards and advice concerning internal control over financial reporting, as applicable.

(5)	Permitted fees for tax compliance, tax advice and tax planning services.
(6)	We account for our interest in Kronos Worldwide by the equity method.
Preapproval Policies and Procedures.  For the purpose of maintaining the independence of our independent registered public accounting firm, our audit committee has adopted policies and procedures for the preapproval of audit and other permitted services the firm provides to us or any of our subsidiaries other than CompX and Kronos Worldwide and their respective subsidiaries.  We may not engage the firm to render any audit or other permitted service unless the service is approved in advance by our audit committee pursuant to the committee's preapproval policy.  Pursuant to the policy:

•
the committee must specifically preapprove, among other things, the engagement of our independent registered public accounting firm for audits and quarterly reviews of our financial statements, services associated with certain regulatory filings, including the filing of registration statements with the SEC, and services associated with potential business acquisitions and dispositions involving us; and

•
for certain categories of other permitted services provided by our independent registered public accounting firm, the committee may preapprove limits on the aggregate fees in any calendar year without specific approval of the service.

These other permitted services include:
•	audit-related services, such as certain consultations regarding accounting treatments or interpretations and assistance in responding to certain SEC comment letters;
•	audit-related services, such as certain other consultations regarding accounting treatments or interpretations, employee benefit plan audits, due diligence and control reviews;
•	tax services, such as tax compliance and consulting, transfer pricing, customs and duties and expatriate tax services; and
•	assistance with corporate governance matters and filing documents in foreign jurisdictions not involving the practice of law.
The policy also lists certain services for which the independent auditor is always prohibited from providing us under applicable requirements of the SEC or the PCAOB.
Pursuant to the policy, our audit committee has delegated preapproval authority to the chairman of the committee or his designee to approve any fees in excess of the annual preapproved limits for these categories of other permitted services provided by our independent registered public accounting firm.  The chairman must report any action taken pursuant to this delegated authority at the next meeting of the committee.
For 2016, our audit committee preapproved all of PwC's services provided to us or any of our subsidiaries, other than CompX and Kronos Worldwide and their subsidiaries, in compliance with our preapproval policy without the use of the SEC's de minimis exception to such preapproval requirement.

PROPOSAL 2
NONBINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION
Background.  Pursuant to Section 14A of the Securities Exchange Act, a publicly held company is required to submit to its stockholders a nonbinding advisory vote to approve the compensation of its named executive officers, commonly known as a "Say-on-Pay" proposal.  On May 18, 2011, our stockholders approved, on a nonbinding advisory basis, an annual Say-on-Pay, and the future frequency of the Say-on-Pay proposal is the subject of the nonbinding advisory vote in Proposal 3 (Say-When-on-Pay).  After the 2017 Annual Meeting of Stockholders, the next nonbinding stockholder advisory vote on the frequency of a Say-on-Pay proposal will be at our 2023 Annual Meeting of Stockholders.
Say-on-Pay Proposal.  This proposal affords our shareholders the opportunity to submit a nonbinding advisory vote on our named executive officer compensation.  The Compensation Discussion and Analysis section, the tabular disclosure regarding our named executive officer compensation and the related disclosure in this proxy statement describe our named executive officer compensation and the compensation decisions made by our management and our management development and compensation committee of the board of directors with respect to our named executive officers.  This proposal is not intended to address any specific element of compensation of our named executive officers as described in this proxy statement, but the compensation of our named executive officers in general.  Our board of directors requests that each shareholder cast a nonbinding advisory vote to adopt the following resolution:
RESOLVED, that, by the majority of the votes cast at the 2017 annual meeting by the holders of shares entitled to vote thereon, the shareholders of NL Industries, Inc. approve, on a nonbinding advisory basis, the compensation of its executive officers named in the 2016 Summary Compensation Table in the 2017 annual meeting proxy statement of NL Industries, Inc. as such compensation is disclosed in the proxy statement pursuant to the executive compensation disclosure rules of the U.S. Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and any related disclosure in the proxy statement.
Effect of the Proposal.  The Say-on-Pay proposal is nonbinding and advisory.  Our shareholders' approval or disapproval of this proposal will not require our board of directors, its management development and compensation committee or our management to take any action regarding our executive compensation practices.
Vote Required.  Because this proposal is a nonbinding advisory vote, there is no minimum requisite vote to approve the Say-on-Pay proposal.  The proposed resolution provides that a majority of the nonbinding votes cast at the 2017 annual meeting by the holders of our common stock and entitled to vote on the matter shall be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement.  Abstentions and broker/nominee non-votes will have no effect on this proposal.
Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the Say-on-Pay proposal and adoption of the resolution that approves the compensation of our named executive officers as described in this proxy statement.  If Valhi attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the shareholders will adopt the resolution and approve the nonbinding advisory Say-on-Pay proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL AS SET FORTH IN THE NONBINDING ADVISORY RESOLUTION APPROVING OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3
NONBINDING ADVISORY PREFERRED FREQUENCY FOR SHAREHOLDERS TO CONSIDER APPROVING EXECUTIVE COMPENSATION
Background of this Proposal.   Section 14A of the Exchange Act also requires a publicly held company to hold, no less frequently than every six years, a nonbinding advisory shareholder vote with respect to the preferred frequency of the vote on subsequent Say-on-Pay proposals.  Publicly held companies must give shareholders the choice of whether to cast a nonbinding advisory vote on the Say-on-Pay proposal every year, every other year or every third year, which we refer to as the "Say-When-on-Pay" proposal.  Our last Say-When-on-Pay proposal was in 2011, which our shareholders approved an annual Say-on-Pay.  SEC rules require that:
•	our shareholders also have the option to abstain from making a choice; and
•
we disclose in the next periodic report we file with the SEC, our decision in light of the nonbinding advisory vote on the Say-When-on-Pay proposal how frequently we will include in our proxy materials a Say-on-Pay proposal.

Say-When-on-Pay Proposal.  This proposal affords our shareholders the opportunity to submit a nonbinding advisory vote on how often we should include a Say-on-Pay proposal in our proxy materials for future annual shareholder meetings (or special shareholder meetings for which we must include executive compensation information in the proxy statement for that meeting).  Under this proposal, shareholders may vote to have the Say-on-Pay proposal every year, every other year or every third year or abstain from voting.   Shareholders are not voting to approve or disapprove the recommendation of our board of directors that we hold an annual vote on the Say-on-Pay proposal.  We believe that giving our shareholders the right to cast an advisory vote every year on our executive compensation is a good corporate governance practice.
Effect of the Proposal.  This Say-When-on-Pay proposal is nonbinding and advisory.  Our board of directors may decide that it is in the best interests of us and our shareholders to hold a nonbinding  advisory vote on the Say-on-Pay proposal more or less frequently than the option our shareholders choose by a plurality of the affirmative votes.  We currently plan to follow the nonbinding advisory vote of our shareholders on this proposal.
Vote Required.  Because there are multiple choices and this proposal is a nonbinding advisory vote, there is no minimum requisite vote to approve a certain frequency of future Say-on-Pay proposals.  Accordingly, if you indicate on your proxy card that you approve one of the options other than abstain, we will deem that you consent that a plurality of the affirmative votes will determine, on a nonbinding advisory basis, the frequency of future Say-on-Pay proposals preferred by our shareholders.  Since this proposal needs only receive the plurality of affirmative votes from the holders represented and entitled to vote at the meeting, an abstention or a broker/nominee non-vote on this proposal will have no effect on its outcome.
Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the approval of an annual Say-on-Pay proposal.  If Valhi attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the shareholders will, on a nonbinding advisory basis, approve an annual Say-on-Pay.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF "1 YEAR" (AS OPPOSED TO TWO YEARS OR THREE YEARS) AS THE PREFERRED FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED A NONBINDING ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.
OTHER MATTERS

The board of directors knows of no other business that will be presented for consideration at the annual meeting.  If any other matters properly come before the meeting, the persons designated as agents in the enclosed proxy card will vote on such matters in their discretion.

2016 ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is included as part of the annual report furnished to our shareholders with this proxy statement and may also be accessed on our website at www.nl-ind.com.
SHAREHOLDERS SHARING THE SAME ADDRESS

Shareholders who share an address and hold shares through a brokerage firm or other nominee may receive only one copy of the notice of internet availability of proxy materials.  This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses.  A number of brokerage firms have instituted householding.  You should notify your brokerage firm or other nominee if:
•	you no longer wish to participate in householding and would prefer to receive a separate notice of internet availability of proxy materials; or
•	you receive multiple copies of the notice of internet availability of proxy materials at your address and would like to request householding of our communications.
REQUEST COPIES OF THE 2016 ANNUAL REPORT AND THIS PROXY STATEMENT

To obtain copies of our 2016 Annual Report to Shareholders or this proxy statement without charge, please mail your request to the attention of A. Andrew R. Louis, corporate secretary, at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call him at 972.233.1700.
NL Industries, Inc.

Dallas, Texas
March 29, 2017

NL Industries, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240‑2697

Important Notice Regarding the Availability of Proxy Materials for the
Annual Shareholder Meeting to Be Held on May 18, 2017.

The proxy statement and annual report to shareholders (including NL's Annual Report on Form 10-K for the fiscal year ended December 31, 2016) are available at www.nl-ind.com/annualmeeting.

Dear Shareholder:

NL Industries, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares.  You can vote your shares electronically through the internet or by telephone.  This eliminates the need to return this proxy card.

Your electronic or telephonic vote authorizes the agents named on this proxy card to vote in the same manner as if you marked, signed, dated and returned this proxy card.  If you vote your shares electronically or telephonically, do not mail back this proxy card.

Your vote is important.  Thank you for voting.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – NL Industries, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NL INDUSTRIES, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 18, 2017
The undersigned hereby appoints Robert D. Graham, Gregory M. Swalwell and A. Andrew R. Louis, and each of them, proxy for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2017 Annual Meeting of Shareholders (the "Meeting") of NL Industries, Inc., a New Jersey corporation ("NL"), to be held at NL's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697 on Thursday, May 18, 2017, at 10:00 a.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of common stock, par value $0.125 per share, of NL standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.

THIS PROXY AUTHORIZATION MAY BE REVOKED AS SET FORTH IN THE PROXY STATEMENT THAT ACCOMPANIED THIS PROXY CARD.

The agents named on this proxy card, if this card is properly executed, will vote in the manner directed on this card.  If this card is properly executed but no direction is given with respect to the election of one or more nominees named on the reverse side of this card or proposal 2 (Say-on-Pay) or proposal 3 (Say-When-on-Pay), the agents will vote "FOR" each such nominee for election as a director, "FOR" proposal 2 and "1 YR" for proposal 3.  To the extent allowed by applicable law, the agents will vote in their discretion on any other matter that may properly come before the Meeting and any adjournment or postponement thereof.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
SEE REVERSE SIDE.

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy card, you may choose one of the two voting methods outlined below to instruct how the agents named on this proxy card should vote your shares.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxy instructions submitted by the Internet or telephone must be received by 12:01 a.m., Central Time, on May 18, 2017.

Vote by Internet •Go to www.investorvote.com/NL •Or scan the QR code with your smartphone •Follow the steps outlined on the secured website.
Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone.
•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and 1 YR for Proposal 3.

1.	Director Nominees
		For	Withhold				For	Withhold		For	Withhold
	01 – Keith R. Coogan.	☐	☐	02 – Loretta J. Feehan			☐	☐	03 – Robert D. Graham	☐	☐
	04 – John E. Harper	☐	☐	05 – Cecil H. Moore, Jr.			☐	☐	06 – Thomas P. Stafford	☐	☐
				For	Against	Abstain
2.	Say-on-Pay, nonbinding advisory vote approving executive compensation			☐	☐	☐

				1 Yr	2 Yrs	3 Yrs	Abstain
3.	Say-When-on-Pay, nonbinding advisory vote on the preferred frequency of executive compensation votes			☐	☐	☐	☐	I
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof

 B   Non-Voting Items
Change of Address ‑ Please print new address below.

C   Authorized Signatures — This section must be completed for your vote to be counted.  – Date and Sign Below
NOTE:  Please sign exactly as the name that appears on this card.  Joint owners should each sign.  When signing other than in an individual capacity, please fully describe such capacity.  Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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